CATHERINES, INC.

                          CATHERINES STORES CORPORATION

                        CATHERINES OF PENNSYLVANIA, INC.

                         CATHERINES OF CALIFORNIA, INC.

                            CATHERINES PARTNERS, L.P.



                      AMENDED AND RESTATED CREDIT AGREEMENT




                         Dated as of February 27, 1998




                 FIRST AMERICAN NATIONAL BANK, individually and
                            in its capacity as Agent

                             HIBERNIA NATIONAL BANK

                                 BANK ONE, N.A.

                                                                            Page

                                TABLE OF CONTENTS

This Table of Contents is not a part of the Amended and Restated Credit Agreement and is only for convenience of reference.)

                                                                            Page


SECTION 1.        DEFINITIONS.............................................. ...3

         1.1  Defined Terms....................................................3
         1.2  Accounting Terms................................................23
         1.3  Other Definitional Provisions...................................23

SECTION 2.        AMOUNTS AND TERMS OF COMMITMENTS............................24

         2.1  Working Capital Commitments and Working Capital
                  Loans.......................................................24
         2.2  Working Capital Note............................................24
         2.3  Optional Prepayments............................................24
         2.4  Requirements of Law.............................................25
         2.5  Use of Proceeds.................................................27
         2.6  Swingline Loan Subfacility......................................27
SECTION 3.        LETTERS OF CREDIT...........................................28

         3.1  Issuance of Letters of Credit...................................28
         3.2  Participating Interests.........................................28
         3.3  Procedure for Opening Letters of Credit.........................28
         3.4  Payments in Respect of Letters of Credit........................28
         3.5  Letter of Credit Fees...........................................29
         3.6  Letter of Credit Reserves.......................................30
         3.7  Further Assurances..............................................31
         3.8  Obligations Absolute............................................31
         3.9  Assignments.....................................................32
         3.10 Participations .................................................32
         3.11 Certification as to L/C Exposure on Closing Da..................32
SECTION 4.        INTEREST RATE PROVISIONS; FEES; PAYMENTS....................32

         4.1  Procedure for Borrowing.........................................32
         4.2  Interest Rates and Payment Dates................................34
         4.3  Computation of Interest and Fees................................34

                                                                            Page

         4.4  Conversion Options..............................................35
         4.5  Pro Rata Treatment and Payments.................................35
         4.6  Fees............................................................36
         4.7  Changes of Commitment Amounts...................................36
         4.8  Inability to Determine Interest Rate............................37
         4.9  Illegality......................................................38
         4.10 Indemnity.......................................................38

SECTION 5.        CONDITIONS PRECEDENT........................................39

         5.1  Conditions Precedent to this Amended and
               Restated Credit Agreement .....................................39
         5.2  Conditions to Each Loan and Each Letter of Credit...............43

SECTION 6.        REPRESENTATIONS AND WARRANTIES..............................44

         6.1  Financial Condition.............................................44
         6.2  Entity Existence; Compliance with Law...........................44
         6.3  Entity Power; Authorization; Enforceable
                  Obligations.................................................45
         6.4  No Legal Bar....................................................46
         6.5  No Material Litigation..........................................46
         6.6  No Default......................................................46
         6.7  Ownership of Property; Liens....................................46
         6.8  Patents, Copyrights, Permits and Trademarks.....................46
         6.9  No Burdensome Restrictions......................................46
         6.10 Margin Regulations..............................................46
         6.11 Investment Company Act..........................................47
         6.12 Disclosure......................................................47
         6.13 The Security Documents..........................................47
         6.14 ERISA...........................................................47
         6.15 Subsidiaries....................................................48
SECTION 7.        AFFIRMATIVE COVENANTS.......................................48

         7.1  Financial Statements............................................48
         7.2  Certificates; Reports and Other Information.....................49
         7.3  Payment of Obligations..........................................51
         7.4  Conduct of Business and Maintenance of Existence................51
         7.5  Maintenance of Property.........................................51
         7.6  Insurance.......................................................51

                                                                            Page

         7.7  Inspection of Property; Books and Records;
                  Discussions.................................................52
         7.8  Notices.........................................................52
         7.9  Maintenance of Liens of the Security Documents..................53
         7.10 Security Documents..............................................53
         7.11 Termination of Merchant Services Agreements.....................54
         7.12 Annual Inventory Valuation......................................54
         7.13 Further Assurances..............................................54

SECTION 8.  FORMATION OF NEW SUBSIDIARIES.....................................54

SECTION 9.        NEGATIVE COVENANTS..........................................55

         9.1  Indebtedness....................................................55
         9.2  Limitation on Liens.............................................56
         9.3  Limitation on Contingent Obligations............................57
         9.4  Prohibition on Fundamental Changes..............................57
         9.5  Prohibition on Sale of Assets...................................57
         9.6  Limitation on Investments, Loans and Advances...................58
         9.7  Consolidated Working Capital....................................58
         9.8  Consolidated Net Worth..........................................58
         9.9  Capital Expenditures........................................... 58
         9.10 Debt Coverage Ratio.............................................59
         9.11 Entity Documents................................................59
         9.12 Limitation on Dividends.........................................59
         9.13 Transactions with Affiliates and among Credit Parties...........59

SECTION 10.       EVENTS OF DEFAULT...........................................60

SECTION 11.  MISCELLANEOUS....................................................63

         11.1  Amendments and Waivers.........................................63
         11.2  Notices........................................................63
         11.3  No Waiver; Cumulative Remedies.................................64
         11.4  Survival of Representations, Warranties and
                   Covenants..................................................65
         11.5  Payment of Expenses and Taxes..................................65
         11.6  Successors and Assigns; Participations; Purchasing
                   Banks......................................................65
         11.7  Adjustments....................................................69
         11.8  Merger.........................................................69

         11.9  Effectiveness..................................................69
         11.10 Governing Law; No Third Party Rights...........................70
         11.11 Submission to Jurisdiction: Waivers............................70
         11.12 Counterparts...................................................71
         11.13 Obligations of Banks Several...................................71

SCHEDULES

         1.1  Store Locations
         1.2  Swingline Loan Commitment Percentage
           Working Capital Commitment
           Working Capital Commitment Percentage
         4.1(d)  FANB Rate Lending Office
         5.1(n)   Exceptions to UCC Filings
         5.1(o) List of Jurisdictions and Lien Searches 5.1(p) States Without Good Standing Certificates 6.5 Material Litigation 6.7 Imperfect Record Title or Leaseholds 6.13 UCC Filing List 6.15 Subsidiaries of Parent and Company 9.1(b) Permitted Indebtedness 9.2(g) Permitted Liens 9.3 Contingent Obligations

EXHIBITS

   A    First Amended and Restated Assignment and Security Agreement-Intex

   B    First Amended and Restated Assignment and Security Agreement-PA Co

   C    First Amended and Restated Assignment and Security Agreement-RT Co

   D    First Amended and Restated Assignment and Security Agreement-The Company

   E    Borrowing Base Certificate

   F    Commitment Transfer Supplement

   G    First Amended & Restated Security Agreement (Company)

   H    HSB  Purchase Agreement

   I    Second Amended and Restated Guaranty Agreement (Intex)

   J    First Amended and Restated Security Agreement (Intex)

   K    L/C Participation Certificate

   L    Merchant Services Agreements

   M    Second Amended and Restated Guaranty Agreement (PA Co.)

   N    First Amended & Restated Pledge Agreement (PA Co.)

   O    First Amended and Restated Security Agreement (PA Co.)

   P    Second Amended & Restated Guaranty Agreement (Parent)

   Q    First Amended and Restated Pledge Agreement (Parent)

   R    First Amended and Restated Security Agreement (Parent)

   S    Second Amended and Restated Guaranty Agreement (RT Co.)

   T    First Amended and Restated Pledge Agreement (RT Co.)

   U    First Amended and Restated Security Agreement (RT Co.)

   V    First Amended and Restated Swingline Note

   W    Second Amended and Restated Working Capital Note [2.2]

   X    Waring Cox Opinion Letter [5.1(b)]

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Amended and Restated Credit Agreement"), dated as of February 27, 1998, is made by and among CATHERINES, INC., a Delaware corporation (the "Company"), CATHERINES STORES CORPORATION, a Tennessee corporation (the "Parent"), CATHERINES OF PENNSYLVANIA, INC., a Tennessee corporation ("PA Co."), CATHERINES OF CALIFORNIA, INC., a California corporation ("RT Co."), CATHERINES PARTNERS, L.P., a Tennessee limited partnership ("Intex"), and FIRST AMERICAN NATIONAL BANK, a national banking association ("FANB"), individually and in its capacity as agent for the Banks, defined below (together with any of its successors in such capacity, the "Agent"), HIBERNIA NATIONAL BANK, a national banking association ("Hibernia") and BANK ONE, N.A., a national banking association ("Bank One"); (together with their successors, transferees and assigns from time to time parties hereto shall be referred to collectively as the "Banks" and each individually shall be referred to as a "Bank").

                              W I T N E S S E T H:

         A. The Company, Catherines Stores Corporation, a Delaware corporation (the "Predecessor Parent"), Virginia Specialty Stores, Inc. ("VSS"), Added Dimensions, Inc. ("Added Dimensions"), Linda Karan-Large Size Factory Outlet, Inc. ("Linda Karan"), The Answer-The Elegant Large Size Discounter, Inc. ("The Answer") (Added Dimensions, Linda Karan and The Answer collectively called "VSS Subsidiaries") and FANB entered into a Credit Agreement dated as of March 31, 1994 (the "Original Credit Agreement") pursuant to which FANB provided a term loan and a working capital loan facility to the Company. In connection with the execution of the Original Credit Agreement the Company, the Predecessor Parent, VSS and the VSS Subsidiaries executed a number of ancillary documents
(collectively the "Original Loan Documents") including without limitation various security agreements, pledge agreements and mortgages in favor of Agent for the benefit of the Banks (collectively the "Original Security Documents").

         B. Hibernia and The Hongkong and Shanghai Banking Corporation Limited ("Hongkong") became parties to the Original Credit Agreement by the execution of certain Commitment Transfer Supplements dated as of March 31, 1994.

         C. Subsequent to the execution of the Original Credit Agreement, PA Co., RT Co., Intex and CSC Sub, Inc., a Tennessee corporation ("CSC Sub") were formed, the VSS Subsidiaries merged with VSS and certain assets were transferred from the Company to PA Co., RT Co., Intex and CSC Sub. The corporate restructure and the transfer of assets were contemplated by the terms of the Original Credit Agreement and were subject to the execution by the Company, the Predecessor Parent, VSS, PA Co., RT Co., Intex and CSC Sub of a First Amendment to Credit Agreement (the "First Amendment") dated as of January 29, 1995, whereby PA Co., RT Co., Intex and CSC Sub became Credit Parties and certain ancillary documents were executed in connection therewith (collectively, the "First Amendment Loan Documents") including but not limited to security agreements and pledge agreements in favor of Agent for the benefit of FANB, Hibernia and Hongkong (collectively, the "First Amendment Security Documents").

         D. Subsequent to the execution of the First Amendment, VSS merged into the Company and the Parent became a successor corporation by virtue of a merger between CSC Sub and the Predecessor Parent. As of December 6, 1995, the Company, Parent, PA Co., RT Co., Intex, FANB, Hibernia and Hongkong executed a Second Amendment to Credit Agreement (the "Second Amendment") whereby (a) the working capital loan facility was increased from $20,000,000.00 to $25,000,000.00; (b) a $3,000,000.00 swingline loan subfacility was provided; (c) the term of the working capital loan facility was extended; (d) certain collateral was released as security for the Loans and (e) certain other amendments were made to the credit facilities. In connection therewith the Credit Parties executed certain ancillary documents (collectively, the "Second Amendment Loan Documents") including, but not limited to, amendments to security agreements, amendments to pledge agreements and amendments to deeds of trust in favor of Agent (collectively, the "Second Amendment Security Documents").

         E. As of April 26, 1996, the Credit Parties, FANB, Hibernia and Hongkong executed a Third Amendment to Credit Agreement (the "Third Amendment") to reflect certain changes to the financial covenants of the Credit Agreement.

         F. As of September 4, 1996, the Credit Parties, FANB, Hibernia and Hongkong executed a Fourth Amendment to Credit Agreement (the "Fourth Amendment") (a) to extend term of the swingline loan subfacility, (b) to extend the term of the working capital loan facility and (c) to reflect certain changes to the financial covenants of the Credit Agreement. In connection therewith the Credit Parties executed certain ancillary documents (collectively, the "Fourth Amendment Loan Documents") including but not limited to the amendments to the deeds of trust (collectively, the "Fourth Amendment Security Documents").

         G. As of December 4, 1996, the Credit Parties, FANB, Hibernia and Hongkong executed a Fifth Amendment to Credit Agreement (the "Fifth Amendment") to reflect certain changes to the Credit Agreement.

         H. The Original Credit Agreement as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment is referred to herein as the "Prior Credit Agreement". The Original Loan Documents, the First Amendment Loan Documents, the Second Amendment Loan Documents, the Third Amendment Loan Documents, and the Fourth Amendment Loan Documents are collectively referred to as the "Prior Loan Documents". The Original Security Documents, the First Amendment Security Documents, the Second Amendment Security Documents, and the Fourth Amendment Security Documents are collectively referred to as the "Prior Security Documents".

         I. Pursuant to the Prior Credit Agreement, FANB, Hibernia and Hongkong have made Loans and issued Letters of Credit pursuant to their Commitments under and as defined in the Prior Credit Agreement. The obligations of the Company and the other Credit Parties pursuant to the Prior Credit Agreement are embodied within the Prior Loan Documents and are evidenced by the Term Notes, certain working capital promissory notes, as amended and restated (the "Prior Working Capital Notes") and a certain swingline note, as amended (the "Prior Swingline Note") (the Term Notes, the Prior Working Capital Notes and the Prior Swingline Note being collectively referred to herein as the "Prior Notes") and certain guaranties of the Parent, PA Co., RT Co. and Intex, as amended (the "Prior Guaranties").

         J. Simultaneously herewith, the Company shall pay and satisfy the indebtedness evidenced by the Term Notes, the Term Loan Commitment shall terminate, the liens of the Deeds of Trust shall be released, Bank One shall acquire all of Hongkong's participating interest in the Working Capital Loan and all of Hongkong's participating interest in the Letters of Credit pursuant to the execution of a Commitment Transfer Supplement dated as of the date of this Amended and Restated Credit Agreement and executed immediately prior to or concurrently with the execution of this Amended and Restated Credit Agreement, and Bank One shall become a Bank party to this Amended and Restated Credit Agreement all in accordance with the terms and conditions of this Amended and Restated Credit Agreement. In addition and among other things, the "Working Capital Commitments" as defined in the Prior Credit Agreement shall be reduced and restated as defined in this Amended and Restated Agreement.

         K. The Credit Parties and the Banks wish to further amend the Credit Parties' obligations pursuant to this Amended and Restated Agreement and restate the Credit Parties' obligations to the Banks, on the terms and conditions set forth herein. Except as set forth herein, the Credit Parties' obligations will continue to be secured by the liens and security interests granted in the Prior Security Documents.

         NOW, THEREFORE, in consideration of the above Recitals, which are incorporated in this Amended and Restated Agreement, in consideration of the mutual agreements and covenants contained herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1.        DEFINITIONS

     1.1 Defined Terms. As used herein the following terms shall have the following meanings:

         "Accounts" shall mean all accounts receivable, book debts, notes, drafts, instruments, documents, acceptances and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to the Credit Parties (including, under any trade names, styles or divisions thereof) whether arising out of goods sold by it or services rendered by it or from any other transaction, whether or not the same involves the sale of goods or performance or services by the Credit Parties (including, without limitation, any such obligation which might be characterized as an account, general intangible or chattel paper under the Uniform Commercial Code in effect in any jurisdiction) and all of the Credit Parties' rights in, to and under all purchase orders now owned or hereafter received or acquired by it for goods or services, and all of the Credit Parties' rights to any goods represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights), and all moneys due or to become due to the Credit Parties under all contracts for the sale of goods and/or the performance of services by it (whether or not yet earned by performance on the part of the Credit Parties) or in connection with any other transaction, now in existence or hereafter arising, including without limitation the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing; individually, an "Account."

         "Affiliate" of a Person (the "Primary Person") shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Primary Person or (b) any Person who is a director or officer (i) of the Primary Person, (ii) of any Subsidiary of the Primary Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, directly or indirectly, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" shall mean FANB in its capacity as agent for the Banks or any successor agent.

         "Amended and Restated Credit Agreement" shall mean this Amended and Restated Credit Agreement, as the same may from time to time be amended, supplemented or otherwise modified. The Amended and Restated Credit Agreement may sometimes be referred to herein as the "Agreement".

         "Annual Inventory Valuation" shall mean the annual audit of the Net Recoverable Liquidation Value of Eligible Inventory required to be furnished to the Agent pursuant to subsection 7.12.

         "Applicable Margin" shall mean 2.25% per annum.

         "Asset Sale" shall mean any sale, sale-leaseback, or other disposition by the Credit Parties or any of their Subsidiaries of any of their property or assets, including the stock of any of their Subsidiaries (except sales and dispositions permitted by paragraphs (a) through (h) of subsection 9.5 and by
Section 8).

     "Assignments" shall mean the Assignment of the Company, the Assignment of Intex, the Assignment of PA Co. and the Assignment of RT Co.

         "Assignment of Intex" shall mean the amended and restated assignment and security agreement, of even date with this Amended and Restated Credit Agreement, substantially in the form of Exhibit "A" to this Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified, pursuant to which Intex reassigns and regrants a security interest in its rights to payment under the Company Merchant Services Agreement and the VSS Merchant Services Agreement as said rights have been assigned to Intex pursuant to that certain Assignment, Assumption and Processing Agreement I (Catherines Cards Program) and that certain Assignment, Assumption and Processing Agreement II (VSSI Cards Program), as collateral for the Loans.

         "Assignment of PA Co." shall mean the amended and restated assignment and security agreement, of even date with thisAmended and Restated Credit Agreement, substantially in the form of Exhibit "B" to this Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified, pursuant to which PA Co. reassigns and regrants a security interest in its rights to payment under the Company Merchant Services Agreement and the VSS Merchant Services Agreement as said rights have been assigned to PA Co. pursuant to that certain Assignment, Assumption and Processing Agreement I (Catherines Cards Program) and that certain Assignment, Assumption and Processing Agreement II (VSSI Cards Program), as collateral for the Loans.

         "Assignment of RT Co." shall mean the amended and restated assignment and security agreement, of even date with this Amended and Restated Credit Agreement, substantially in the form of Exhibit "C" to this Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified, pursuant to which RT Co. reassigns and regrants a security interest in its rights to payment under the Company Merchant Services Agreement and the VSS Merchant Services Agreement as said rights have been assigned to RT Co. pursuant to that certain Assignment, Assumption and Processing Agreement I (Catherines Cards Program) and that certain Assignment, Assumption and Processing Agreement II (VSSI Cards Program), as collateral for the Loans.

         "Assignment of the Company" shall mean the amended and restated assignment and security agreement, dated of even date with this Amended and Restated Credit Agreement, substantially in the form of Exhibit "D" to this Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified, pursuant to which the Company reassigns and regrants a security interest in its rights to payments under the Merchant Services Agreements, as collateral for the Loans.

         "Available Working Capital Commitment" as to any Bank at a particular date, shall mean an amount equal to (a) the amount of such Bank's Working
Capital Commitment at such time less (b) the sum of (i) such Bank's Working Capital Loan Exposure and (ii) such Bank's L/C Exposure; collectively, as to all the Banks, the "Available Working Capital Commitments."

         "Base Rate" shall mean the reference or base rate established by FANB from time to time and utilized in contracting for interest on its variable rate loans that do not utilize an externally established reference rate. The Base Rate is one of several interest rate indices employed by FANB. The Credit Parties acknowledge that FANB has made, and may hereafter make, loans bearing interest at rates which are lower and higher than the Base Rate.

         "Basic Documents" shall mean, collectively, this Amended and Restated Credit Agreement (including all schedules and exhibits hereto), the Security Documents, the Working Capital Notes, the Swingline Note, and any other document, instrument or agreement executed in connection with this Amended and Restated Credit Agreement, the documents, instruments and agreements executed in connection with the Prior Credit Agreement (unless superseded according to Section 11.8) or hereafter executed and delivered by any Credit Party to the Agent or the Banks and any amendments or supplements to any such documents or agreements.

         "Borrowing Base" shall mean, as of the date of any determination thereof, an amount equal to the lesser of (a) the aggregate Commitments of all Banks at such time or (b) the sum of (i) (A) 40% of Eligible Inventory if the date of determination occurs during amonth, other than March, April or November or (B) 45% of Eligible Inventory if the date of determination occurs during March, April or November, or (C) 125% of the Net Recoverable Liquidation Value of Eligible Inventory only if the Net Recoverable Liquidation Value of the Eligible Inventory as determined pursuant to a Second Inventory Valuation performed pursuant to subsection 7.12 is less than 32% of Eligible Inventory plus (ii) 75% of the net face amount of Eligible Accounts Receivables at such time minus (iii) 60% of the L/C Exposure at such time. "Net face amount" shall mean the face amount of such receivables less applicable credits, offsets, rebates and discounts. For purposes of determining the Borrowing Base, Eligible Inventory shall be calculated utilizing the cost value, after adjustments, as reflected on the consolidated balance sheet of the Parent and its Subsidiaries.

         "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit "E" to this Amended and Restated Credit Agreement.

         "Borrowing Date" shall mean (a) any Business Day with respect to FANB Rate Loans, or any Working Day with respect to Eurodollar Loans, specified in a notice pursuant to subsection 4.1 of this Amended and Restated Credit Agreement as a date on which the Banks and/or the Swingline Lender make Loans under this Amended and Restated Credit Agreement, or (b) any Business Day on which the Company, in a notice pursuant to subsection 3.1, requests the Issuing Bank to issue a Letter of Credit under this Amended and Restated Credit Agreement.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Memphis, Tennessee, and London, England are authorized or required by law to close.

         "Capital Expenditures" for any period, shall mean all amounts that would, in accordance with GAAP, be set forth as capital expenditures (exclusive of any amount attributable to capitalized interest) on the consolidated statement of changes in cash flows of the Parent, its consolidated Subsidiaries and Intex or other similar statement of the Parent, its consolidated Subsidiaries and Intex for such period.

         "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any Bank or with any domestic commercial bank having capital and surplus in excess of $300,000,000 and a Thomson BankWatch Rating of C or better, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Bank or the parent corporation of any Bank having a Thomson BankWatch Rating of C or better, and commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within nine months after the date of acquisition, (v) tax exempt securities rated A1 or the equivalent thereof by Standard & Poor's corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and having maturities of not more than one year from the date of acquisition and
(vi) money market funds investing solely in Cash Equivalents.

         "Change in Law" shall mean, with respect to any Bank, the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any Governmental Authority having jurisdiction over such Bank, in each case after the date hereof.

         "Change of Control" shall mean any direct or indirect acquisition by any Person or any Person that as of the date hereof is a direct or indirect stockholder of the Parent or any Person who is a member of the management of any of the foregoing or any Affiliate thereof, or senior management of the Credit Parties or any entity the majority in interest of which is owned by such senior management), whether singly or in concert with one or more Persons, of 20% or more, on a fully diluted basis, of the outstanding Parent Common Stock , or any change in the ownership of the common stock of the Company, PA Co., RT Co., or any change in the ownership of Intex.

         "Closing Date" shall mean the date upon which all the conditions in subsection 5.1 have been satisfied, which the parties have scheduled to occur on February 27, 1998.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean the property, real and personal, tangible and intangible, and the proceeds thereof, which are subject from time to time to the Liens purported to be created by the Prior Security Documents (except for the real property described in the Deeds of Trust) and the Security Documents.

         "Commission" shall mean the Securities and Exchange Commission.

         "Commitment Percentage" shall mean, with respect to any Bank, its existing Working Capital Commitment Percentage or its Swingline Loan Commitment Percentage, as the context may require.

     "Commitments" shall be the collective reference to the Working Capital Commitments and the Swingline Commitment; individually, a "Commitment."

         "Commitment Transfer" shall mean an assignment or transfer pursuant to paragraph (c) of subsection 11.6 hereof and evidenced by a Commitment Transfer Supplement.

     "Commitment Transfer Supplement" shall mean the supplement substantially in the form of Exhibit "F".

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with a Credit Party within the meaning of Section 414(b) or (c) of the Code.

         "Company" shall have the meaning specified in the preamble of this Amended and Restated Credit Agreement, its successors and assigns, as permitted in thisAmended and Restated Credit Agreement.

         "Company Security Agreement" shall mean the amended and restated security agreement of even date entered into by the Company in favor of the Agent for the ratable benefit of the Banks, substantially in the form of Exhibit "G" to this Amended and Restated Credit Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

         "Consolidated Adjusted Operating Profit" shall mean, for any period, the consolidated Net Income of the Parent and its Subsidiaries for such period, plus, without duplication and to the extent reflected as a charge in the statement of such consolidated Net Income for such period, the sum of (i) taxes measured by income, (ii) interest expense, (iii) depreciation and amortization expense, (iv) any non-cash FASB 121 charges or any other charges which would cause the acceleration of depreciation expense provided that such amount does not exceed $500,000.00 per Fiscal Year and (v) operating lease expense. The parties have agreed that the non-cash portion of Store closing expenses shall also be added to the sum of subparagraphs (i) through (v) for purposes of calculating the Consolidated Adjusted Operating Profit for the Fiscal Year ending January 31, 1998, and for each of the three (3) fiscal quarters thereafter, provided that such amount does not exceed $1,925,000.

         "Consolidated Current Assets" at a particular date, shall mean all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Parent and its Subsidiaries as at such date.

         "Consolidated Current Liabilities" at a particular date, shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Parent, its Subsidiaries and Intex as at such date, but in any event including, in the case of the Parent and its Subsidiaries, all L/C Obligations, Working Capital Loans and Swingline Loans at such date.

         "Consolidated Net Worth" at a particular date, shall mean all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Parent and its Subsidiaries determined in accordance with GAAP as at such date.

         "Consolidated Working Capital" at a particular date, shall mean the excess, if any, of Consolidated Current Assets over Consolidated Current Liabilities at such date.

         "Contingent Obligation" as to any Person, shall mean any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person (whether or not contingent)
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by such Person in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof

(assuming such Person is required to perform thereunder) as determined by such Person in good faith. Notwithstanding any of the foregoing to the contrary, the term "Contingent Obligation" shall not include any tort claims less than Five Million Dollars ($5,000,000) in the aggregate until the earlier of (a) the reduction of any such claim to judgment (whether or not appealed) and (b) the recognition of any such claim as a liability pursuant to GAAP.

         "Contractual Obligation" as to any Person, shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Credit Parties" shall mean, collectively, the Company, the Parent, PA Co., RT Co., and Intex, individually, a "Credit Party".

         "Debt Coverage Ratio" shall mean as of any period of determination a fraction (x) the numerator of which is the Consolidated Adjusted Operating Profit for such period and (y) the denominator of which is interest expense for such period plus current maturities of long term debt plus current maturities of Financing Leases according to GAAP plus operating lease expense.

         "Deed of Trust" shall mean that certain Tennessee Deed of Trust with Security Agreement and Fixture Filing dated March 31, 1994, amended by First Modification and Extension of Deed of Trust dated December 6, 1995, and by Second Modification and Extension of Deed of Trust dated as of September 4, 1996, executed by The Industrial Development Board of the City of Memphis and County of Shelby, Tennessee encumbering the fee title to the property located in Memphis, Tennessee used as the Company's national headquarters and distribution facility, which Deed of Trust shall be released as of the Closing Date subject to the terms of paragraph (s) of subsection 5.1 hereof.

     "Deeds of Trust" shall mean the Deed of Trust and the Leasehold Deed of Trust.

         "Default" shall mean any event specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Direct Operating Profit Report" shall mean the report required to be furnished to the Agent pursuant to the terms of paragraph (h) of subsection 7.2.

         "Dividend Ratio" shall mean as of the end of each Fiscal Year a fraction (a) the numerator of which is Consolidated Adjusted Operating Profit and (b) the denominator of which is the sum of (i) interest expense, (ii) taxes measured by income, (iii) Capital Expenditures, (iv) payments of obligations arising with respect to Financing Leases, (v) the increase or decrease in Consolidated Working Capital at the end of such Fiscal Year from the end of the prior Fiscal Year (such amount may be negative) and (vi) dividends paid or proposed to be paid during the current Fiscal Year.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Eligible Account Receivables" shall mean all accounts receivable of the Credit Parties which: (i) arose from a bona fide outright performance of services by the Credit Parties and the services covered by such account have been fully performed for the respective account debtor; (ii) are due and payable not more than thirty (30) days from date of invoice and are not more than sixty
(60) days past due; (iii) are not from an employee, officer, director, stockholder or an Affiliate; (iv) arose in the ordinary course of business; and
(v) have not otherwise been declared ineligible by Agent in the exercise of its reasonable discretion.

         The following accounts shall not be Eligible Accounts Receivable: (i) all accounts owing by an account debtor if any account owing by such account debtor is at that time unpaid for a period exceeding sixty (60) days after the original due date of the original invoice related thereto; (ii) accounts which have credit balances; (iii) accounts which are subject to any claim for credit
(other than discounts given in the ordinary course of business), rights of setoff, allowance or adjustment by the account debtor, or any counterclaim by the account debtor; (iv) accounts which in Agent's reasonable opinion may be subject to liens or conflicting claims of ownership; (v) accounts which are subject to any assignment, claim, lien or security interest of any character except the security interest of Agent; (vi) accounts for which notice of bankruptcy, insolvency or adverse change in the financial condition of the account debtor has been received; and (vii) Agent has notified Credit Parties that the account or account debtor is unsatisfactory and Agent has reasonable grounds for such objection.

         "Eligible Inventory" at a particular date, shall mean all Inventorywhich in conformity with GAAP, is included on the consolidated balance sheet of the Parent and its Subsidiaries as determined using the retail method on a FIFO basis.

         "Equipment"  shall  mean all  "equipment"  as said term is  defined  in
Section 9-109(2) of the UCC, including, without limitation, all present and future furniture, Fixtures, office supplies, motor vehicles, equipment, machinery and associated equipment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurodollar Lending Office" shall mean the office of each Bank, if any, which shall be making or maintaining Eurodollar Loans as designated as such from time to time in a notice from such Bank to the Agent and the Company.

         "Eurodollar Loans" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon a Eurodollar Rate.

         "Eurodollar Rate" shall mean, with respect to any Interest Period for any Eurodollar Loan, the rate per annum equal to the applicable London interbank offered rate for U.S. Dollar deposits appearing on Telerate Page 3750 as of 11:00 a.m. London time two Working Days prior to the first day of such Interest Period (and if no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the Eurodollar Rate shall be equal to the London interbank offered rate for U.S. Dollar Deposits maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Agent from Telerate Page 3750) for the number of days comprised therein and in an amount equal to the amount of the Eurodollar Loan to be outstanding during such Interest Period divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements current on the date two Working Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System (such Eurodollar Rate to be rounded upwards, if necessary, to the next higher 1/100 of one percent).

         "Event of Default" shall mean any of the events specified in Section 10, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Excluded Leases" shall mean all lease agreements to which any Credit Party is a party.

         "FANB Rate" shall mean the greater of (i) the rate of interest publicly announced by FANB from time to time as its Base Rate and (ii) 1/2% per annum above the rate set forth opposite the caption "Federal Funds (Effective)" in the weekly statistical release designated by "H.15(519)", or any successor publication, published by the Board of Governors of the Federal Reserve System.

         "FANB Rate Lending Office" shall mean, initially, the office of each Bank designated as such in Schedule 4.1(d); thereafter, such other office of such Bank, if any, located within the United States which shall be making or maintaining FANB Rate Loans.

         "FANB Rate Loans" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon the FANB Rate.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "Facing Fee" shall mean an administrative fee payable in connection with the issuance of each Standby L/C as provided in Paragraph (c) of subsection 3.5.

         "Financing Lease" shall mean any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of the Parent and its consolidated Subsidiaries.

         "Fiscal Year" shall mean the fiscal year of each of the Credit Parties, as applicable, which in each case shall end on the Saturday closest to January 31 of each year.

         "Fixtures" shall mean all "fixtures" as said term is defined in Section 9-313(1)(a) of the UCC.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time, provided that for purposes of subsections 9.7, 9.8, 9.9, and 9.10 and the terms used therein which are defined "in accordance with GAAP", "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date hereof.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranties" shall mean the Parent Guaranty, the Intex Guaranty, the PA Co. Guaranty, and the RT Co. Guaranty.

         "HSB" shall mean The Hurley State Bank.

         "HSB Purchase Agreement" shall mean the Purchase Agreement between the Company and HSB dated as of October 1, 1992, a copy of which is attached hereto as Exhibit "H".

         "Indebtedness" of a Person, at a particular date, shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property, (b) the face amount of all letters of credit issued for the account of such Person and, without duplication, all outstanding drafts drawn thereunder and any unpaid reimbursement obligation or indemnity with respect thereto, (c) all liabilities secured by any Lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, (d) all liabilities of such Person under Financing Leases and (e) all indebtedness of such Person arising under acceptance facilities; but excluding trade and other accounts and accrued expenses payable in the ordinary course of business and accrued reserves with respect to expenses arising in the ordinary course of business.

         "Insolvency" as to any Multiemployer Plan, shall be in the condition such that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

         "Insolvent" shall mean pertaining to a condition of Insolvency.

         "Inter-Company Indebtedness" shall mean Indebtedness of one or more of the Credit Parties owed solely to one or more other Credit Parties.

         "Interest Payment Date" shall mean (a) in the case of the FANB Rate Loans (other than Swingline Loans), the fifteenth day of each February, May, August and November, commencing on May 15, 1998, and the date of payment (including prepayment) in full of the Working Capital Loans, (b) in the case of the Eurodollar Loans, the last day of each Interest Period and (c) in the case of the

Swingline Loans, the fifteenth day of each February, May, August and November, commencing on May 15, 1998, and on the date of payment (including prepayment) in full of the Swingline Loans.

         "Interest Period" shall mean with respect to any Eurodollar Loan:

         (a) initially, the period commencing on, as the case may be, the Borrowing Date or conversion date with respect to such Eurodollar Loan and ending one, two or three months thereafter as selected by the Company in its notice of borrowing as provided in subsection 4.1 or its notice of conversion as provided in subsection 4.4; and

         (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two or three months thereafter as selected by the Company by irrevocable notice to the Agent not less than three Working Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan:

     provided that the foregoing provisions relating to Interest Periods are subject to the following:

                  (A) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Working Day;

                  (B) in the case of any Interest Period for a Working Capital Loan, any Interest Period that would otherwise extend beyond the Working Capital Termination Date, shall end on such Working Capital Termination Date, or if such Working Capital Termination Date shall not be a Working Day, on the immediately preceding Working Day;

                  (C) if the Company shall fail to give notice as provided above in clause (b), it shall be deemed to have selected a conversion of a Eurodollar Loan into an FANB Rate Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 4.4);

                  (D) any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

                  (E) the Company shall select Interest Periods so as not to require a prepayment (to the extent practicable) or a scheduled payment of a Eurodollar Loan during an Interest Period for such Eurodollar Loan.

         "Intex Guaranty" shall mean the amended and restated guaranty agreement of even date in favor of the Banks, substantially in the form of Exhibit "I" to this Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified.

         "Intex Security Agreement" shall mean the amended and restated security agreement of even date executed and delivered by Intex in favor of the Agent for the ratable benefit of the Banks, substantially in the form of Exhibit "J" to this Amended and Restated Credit Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

         "Inventory" shall mean all inventory, wherever located, now owned or hereafter acquired by any Credit Party or in which any Credit Party now has or hereafter may acquire any right, title or interest, including, without limitation, all goods and other personal property now or hereafter owned by any Credit Party which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in any Credit Party's business, or in the processing, packaging or shipping of the same, and all finished goods, including, but not limited to, all inventory as defined in
Section 9-109(4) of the UCC.

         "Issuing Bank" shall mean FANB.

         "L/C Application" shall mean a Trade L/C Application or a Standby L/C Application.

         "L/C Exposure" at a particular date, shall mean the sum of (a) the aggregate maximum amount available to be drawn under all issued and outstanding Letters of Credit at such date and (b) the aggregate unreimbursed amounts drawn under Letters of Credit at such date.

         "L/C Obligations" shall mean the obligations of the Company to reimburse the Issuing Bank for any payments made by the Issuing Bank under any Letter of Credit that have not been reimbursed by the Company pursuant to paragraph (a) of subsection 3.4.

         "L/C Participating Interest" shall mean an undivided participating interest in the face amount of each issued and outstanding Letter of Credit and the L/C Application relating thereto.

         "L/C Participation Certificate" shall mean a certificate substantially in the form of Exhibit "K" to this Amended and Restated Credit Agreement.

         "Lease Obligations" shall mean, as of the date of any determination thereof, the rental commitments of the Credit Parties, if any, under leases for real and/or personal property (net of income from assignments or subleases thereof), excluding, however, Financing Leases.

     "Leasehold Deed of Trust" shall mean the Tennessee Leasehold Deed of Trust with Security Agreement, Fixture Filing and Assignment of Rents and Leases dated March 31, 1994, as amended by First Modification and Extension of Deed of Trust dated as of December 6, 1995, and by Second Modification and Extension of Deed of Trust dated as of September 4, 1996, executed by the Company on the Company's leasehold interest in the Scheduled Leases, which Leasehold Deed of Trust is being released as of the Closing Date pursuant to the terms of paragraph (s) of subsection 5.1 hereof.

         "Letter of Credit" shall mean a Trade L/C or a Standby L/C.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement in respect of any asset of the Credit Parties of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Commercial Code or comparable law of any jurisdiction).

         "Loan Exposure" at a particular date, shall mean the aggregate principal amount of Working Capital Loans and Swingline Loans outstanding at such date.

     "Loans" shall mean, collectively, the Working Capital Loans and the Swingline Loans.

         "Merchant Services Agreements" shall mean (i) that certain Merchant Services Agreement between the Company and HSB dated as of October 1, 1992, as amended by that certain Amendment thereto effective October 1, 1994, as further amended and restated in that certain First Amended and Restated Merchant Services Agreement dated as of October 1, 1992, a copy of which is attached as Exhibit "L-1", and (ii) that certain First Amended and Restated Merchant Services Agreement between VSS and HSB dated November 2, 1992, as amended by that certain Amendment thereto effective October 1, 1994, and as further amended and restated in that certain Amended and Restated Merchant Services Agreement dated as of November 2, 1992, between HSB and the Company (as successor-in-interest of VSS by merger), a copy of which is attached hereto as Exhibit "L-2", as further modified or amended from time to time.

         "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Income" for any period, shall mean the consolidated net income of the Parent and its Subsidiaries for such period, determined in accordance with GAAP (but excluding any extraordinary gains and extraordinary losses attributable to such period).

         "Net Loss" for any Fiscal Year, shall mean the consolidated negative net income of the Parent and its Subsidiaries for such period, determined in accordance with GAAP (but excluding any extraordinary gains and extraordinary losses attributable to such period).

         "Net Proceeds" shall mean (1) with respect to the sale of any asset by the Credit Parties or any of their Subsidiaries (other than Inventory sold in the ordinary course of business) the excess, if any, of (a) the sum received in connection with such sale, whether or not such sum is in whole or in part cash, less (b) the sum of (i) the principal amount of any Indebtedness which is secured by any such asset and which is required to be repaid in connection with the sale thereof (other than Indebtedness hereunder), (ii) the out-of-pocket expenses incurred by the Credit Parties or any of their Subsidiaries in connection with such sale and (iii) provision for taxes attributable to such sale (as estimated by the Credit Parties or any of their Subsidiaries in good faith); and (2) with respect to the sale of any capital stock by the Parent, the excess of (a) the sum received in connection with such sale, whether or not such sum is in whole or in part cash, over (b) the underwriting discounts and commissions (if any), and out-of-pocket expenses up to $400,000, incurred by the Parent in connection with such sale.

         "Net Recoverable Liquidation Value" shall mean the net recoverable liquidation value of the Eligible Inventory as determined by the Annual Inventory Valuation required to be performed pursuant to Section 7.12.

     "Notes" shall mean, collectively, the Working Capital Notes and the Swingline Note.

         "Operating Account" shall mean the Company's checking and depository account established with the Swingline Lender which is used by the Company for working capital purposes.

         "PA Co. Guaranty" shall mean the amended and restated guaranty agreement of even date entered into by PA Co. in favor of the Banks, substantially in the form of Exhibit "M" to this Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified.

         "PA Co. Pledge Agreement" shall mean the amended and restated pledge agreement of even date entered into by the Company in favor of the Agent for the ratable benefit of the Banks, pursuant to which the Company ratifies, affirms and repledges the stock of PA Co. as security for the Loans, substantially in the form of Exhibit "N" to thisAmended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified.

         "PA Co. Security Agreement" shall mean the amended and restated security agreement of even date executed and delivered by PA Co. in favor of the Agent for the ratable benefit of the Banks, substantially in the form of Exhibit "O" to this Amended and Restated Credit Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

         "Parent" shall have the meaning specified in the preamble of this Amended and Restated Credit Agreement, its successors and assigns, as permitted in this Amended and Restated Credit Agreement.

         "Parent Common Stock" shall mean, collectively, the Common Stock, $.01 par value, of the Parent, as amended, supplemented or otherwise modified from time to time.

         "Parent Guaranty" shall mean the amended and restated guaranty agreement of even date entered into by the Parent in favor of the Banks, substantially in the form of Exhibit "P", to this Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified.

         "Parent Pledge Agreement" shall mean the amended and restated pledge agreement of even date entered into by the Parent in favor of the Agent for the benefit of the Banks, pursuant to which the Parent ratifies, afrirms and repledges the stock of the Company as security for the Loans, substantially in the form of Exhibit "Q" to this Amended and Restated Credit Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

         "Parent Security Agreement" shall mean the amended and restated security agreement of even date executed and delivered by Parent in favor of the Agent for the ratable benefit of the Banks, substantially in the form of Exhibit "R" to this Amended and Restated Credit Agreement, as the same may be from time to time amended, supplemented or otherwise modified.

         "Participants" shall have the meaning specified in paragraph (b) of subsection 11.6 of this Amended and Restated Credit Agreement.

         "Participating Bank" shall mean any Bank (other than FANB) with respect to its L/C Participating Interest in each Letter of Credit.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title I. of ERISA.

     "Permitted  Liens"  shall  mean,  collectively,   the  Liens  described  in
subsection 9.2.

         "Person" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a Governmental Authority.

         "Plan" at any particular time, shall mean any employee benefit plan which is covered by ERISA and in respect of which a Credit Party or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreements" shall mean the Parent Pledge Agreement, the PA Co. Pledge Agreement and the RT Co. Pledge Agreement.

         "Prior Credit Agreement" shall have the meaning specified in paragraph H of the Recitals to this Amended and Restated Credit Agreement.

         "Prior Loan Documents" shall have the meaning specified in paragraph H of the Recitals to this Amended and Restated Credit Agreement.

         "Prior Notes" shall have the meaning specified in paragraph I of the Recitals to this Amended and Restated Credit Agreement.

         "Prior  Security   Documents"  shall  have  the  meaning  specified  in
paragraph H of the Recitals to this Amended and Restated Credit Agreement.

         "Prior Working Capital Notes" shall have the meaning specified in paragraph I of the Recitals to this Amended and Restated Credit Agreement.

         "Proceeds" shall have the meaning specified in the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of the insurance, indemnity, warranty or guaranty payable to the Credit Parties from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Credit Parties from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of Governmental Authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Purchasing Banks" shall have the meaning specified in paragraph (c) of subsection 11.6 of this Amended and Restated Credit Agreement.

         "Register" shall have the meaning specified in paragraph (d) of subsection 11.6 of this Amended and Restated Credit Agreement.

         "Reimbursement Obligation" shall mean the obligation of the Company to reimburse the Issuing Bank for any amounts described in subsection 3.4.

         "Related Document" shall mean any agreement, certificate, document or instrument relating to a Letter of Credit.

         "Reorganization" as to any Multiemployer Plan, shall mean the condition that such Plan is in reorganization as such term is used in Section 4241 of ERISA.

         "Reportable Event" shall mean any of the events set forth in Section 4043 (b) of ERISA, other than those events as to which the thirty-day period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. 2615.

     "Reporting Accountants" shall have the meaning specified in paragraph (a) of subsection 7.1.
         "Required Banks" at a particular time, the holders of at least 51% of the aggregate principal amount of the Notes, or, if no amounts are outstanding under the Notes, Banks having at least 51% of the aggregate amount of the Commitments.

         "Requirement of Law" as to any Person, shall mean the Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or final determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean, as to the Parent, the Company, PA Co. or RT Co., any of their respective Presidents and Chief Executive Officers, Executive Vice Presidents and Chief Financial Officers or Executive Vice Presidents and Secretaries or Vice Presidents and Treasurers, and as to Intex, the President and Chief Executive Officer, Executive Vice President and Chief Financial Officer or Executive Vice President and Secretary or Vice President and Treasurers of its corporate general partner.

         "RT Co. Guaranty" shall mean the amended and restated guaranty agreement of even date entered into by RT Co. in favor of the Banks, substantially in the form of Exhibit "S" to this Amended and Restated Credit Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

         "RT Co. Pledge Agreement" shall mean the amended and restated pledge agreementof even date entered into by the Company in favor of the Agent for the ratable benefit of the Banks, pursuant to which the Company ratifies, affirms and repledges the stock of RT Co. as security for the Loans, substantially in the form of Exhibit "T" to this Amended and Restated Credit Agreement, as the same may be from time to time amended, supplemented or otherwise modified.

         "RT Co. Security Agreement" shall mean the amended and restated security agreement of even date entered into by RT Co. in favor of the Agent for the ratable benefit of the Banks, substantially in the form of Exhibit "U" to this Amended and Restated Credit Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

         "Sale and Leaseback" shall mean any arrangement with any Person whereby a Credit Party shall sell or transfer any property, real or personal, whether now owned or hereafter acquired and thereafter rent or lease such property or other property.

         "Second   Inventory   Valuation"  shall  mean  the  audit  of  the  Net
Recoverable LiquidationValue of Eligible Inventory required to be furnished to the Agent pursuant to subsection 7.12.

     "Security Agreements" shall mean the Company Security Agreement, the Intex Security Agreement, the PA Co. Security Agreement, the RT Co. Security Agreement and the Parent Security Agreement.

         "Security Documents" shall mean the Assignments, Security Agreements, the Guaranties, the Pledge Agreements and any other collateral security documents from time to time executed and delivered in connection herewith or therewith.

         "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Standby L/C" shall mean an irrevocable letter of credit under which the Issuing Bank agrees to make payments in Dollars for the account of the Company, on behalf of the Company in respect of obligations of the Company or such Subsidiary incurred pursuant to contracts made or performances undertaken or to be undertaken or matters relating to which the Company is or proposes to become a party in the ordinary course of the Company's business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or bid or performance bonds.

         "Standby L/C Application" shall be as defined in subsection 3.1.

         "Store Locations" shall mean the store locations listed on Schedule 1.1, individually, a "Store Location" or a "Store".

         "Store Closing Report" shall mean the report required to be furnished to the Agent pursuant to paragraph (h) of subsection 7.2.

         "Subsidiary" of a Person shall mean (a) a corporation of which shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (b) a partnership, the general partnership of which is owned by such Person or by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

         "Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans to the Company pursuant to subsection 2.6 of this Amended and Restated Credit Agreement in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, as such amounts may be reduced from time to time in accordance with the provisions hereof.

         "Swingline Committed Amount" means the amount of the Swingline Lender's Swingline Commitment as specified in subsection 2.6 of this Amended and Restated Credit Agreement.

         "Swingline Lender" means FANB, in its capacity as such, together with its successors and assigns.

         "Swingline Loans" means swingline revolving loans made by the Swingline Lender pursuant to the provisions of subsection 2.6 of this Amended and Restated Credit Agreement, individually, a "Swingline Loan".

         "Swingline Loan Commitment Percentage" shall mean, as to any Bank, the percentage set forth opposite such Bank's name under such heading on Schedule
1.2 hereof.

         "Swingline  Loan  Termination  Date" shall mean the earlier of (i) June
15, 2001 or (ii) such date as the Swingline Commitment shall terminate hereunder.

         "Swingline Note" means the amended and restated promissory note to be entered into by the Company in favor of the Swingline Lender substantially in the form of Exhibit "V" to this Amended and Restated Credit Agreement evidencing the Swingline Loans provided pursuant to subsection 2.6 of the Amended and Restated Credit Agreement as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

     "Syndicate Purchasing Banks" shall be as defined in paragraph (c) of subsection 11.6.

         "Term Loan Commitment" shall mean the obligations of the Banks to make term loans to the Company pursuant to the terms of the Prior Credit Agreement.

         "Term Notes" shall mean the following notes, each dated March 31, 1994, executed by the Company: (i) Term Note in the original principal sum of $2,000,000.00 in favor of FANB; (ii) Term Note in the original principal sum of $1,500,000.00 in favor of Hibernia; and (iii) Term Note in the original principal sum of $1,500,000.00 in favor of Bank One.

         "Total Exposure" at a particular date, shall mean the sum of the Loan Exposure at such date and the L/C Exposure at such date (computed after giving effect to any borrowing and any application of proceeds of any borrowing pursuant to this Amended and Restated Credit Agreement and/or the issuance of any Letter of Credit on such date).

         "Trade L/C" shall mean a commercial documentary letter of credit, payable in Dollars and issued by the Issuing Bank for the account of the Company for the purchase of materials, goods or services in the ordinary course of business.

         "Trade L/C Application" shall be as defined in subsection 3.1.

     "Transferee"   shall  have  the  meaning  specified  in  paragraph  (f)  of subsection 11.6.

         "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Tennessee.

         "Working Capital Commitment" shall mean, as to any Bank, its obligation to make Working Capital Loans to the Company pursuant to subsection 2.1 in the amount not to exceed the amount set forth opposite such Bank's name in Schedule
1.2 hereto and to purchase its L/C Participating Interest in any Letters of Credit, as the same may be reduced from time to time pursuant to subsections 2.1 and 4.7, collectively, as to all the Banks, the "Working Capital Commitments."

         "Working Capital Commitment Percentage" shall mean, as to any Bank, the percentage set forth opposite such Bank's name under such heading on Schedule 1.2.

         "Working Capital Commitment Period" shall mean the period from and including the Closing Date to but not including the Working Capital Termination Date.

         "Working Capital Loan" and "Working Capital Loans" shall have the respective meanings specified in subsection 2.1.

         "Working Capital Loan Exposure" at a particular date, shall mean the aggregate principal amount of Working Capital Loans outstanding at such date.

         "Working Capital Note" and "Working Capital Notes" shall have the respective meanings specified in subsection 2.2.

         "Working Capital Termination Date" shall mean the earlier of (i) June 15, 2001 or (ii) such date as the Working Capital Commitment shall terminate hereunder.

         "Working Day" shall mean any day on which dealings in foreign currencies and exchange between banks may be carried on in Memphis, Tennessee and London, England.

         1.2 Accounting Terms. As used in this Amended and Restated Credit Agreement, the Working Capital Notes, the Swingline Note, or any certificate, report or other document made or delivered pursuant to this Amended and Restated Credit Agreement, accounting terms not defined in subsection 1.1 and accounting terms partly defined in said subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

         1.3 Other Definitional Provisions. (a) Unless otherwise defined therein, all terms defined in this Amended and Restated Credit Agreement shall have the defined meanings when used in the Working Capital Notes, the Swingline Note or any certificate, report or other document made or delivered pursuant to this Amended and Restated Credit Agreement.

         (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Amended and Restated Credit Agreement shall refer to this Amended and Restated Credit Agreement as a whole and not to any particular provision of this Amended and Restated Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Amended and Restated Credit Agreement, unless otherwise specified. Defined terms used in the singular may also refer to the plural of such term when used in this Amended and Restated Credit Agreement, and the use of defined terms in the plural form may also refer to the singular use of such term.

SECTION 2.        AMOUNTS AND TERMS OF COMMITMENTS

         2.1 Working Capital Commitments and Working Capital Loans. Subject to the terms and conditions hereof, each Bank severally, and not jointly, agrees to make working capital loans hereunder (individually, a "Working Capital Loan"; collectively, as to the Banks, the "Working Capital Loans") to the Company from time to time during the Working Capital Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Working Capital Commitments, as such amount may be reduced as provided herein, provided that no Working Capital Loans shall be made if, after giving effect thereto the Total Exposure would exceed the Borrowing Base. During the Working Capital Commitment Period the Company may use the Working Capital Commitments by borrowing, prepaying the Working Capital Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The outstanding principal balances of the Working Capital Loans on the Closing Date are set forth in the certificate described in paragraph (v) of subsection 5.1. The Company represents and warrants to the Banks that the aggregate of such outstanding principal amounts do not exceed the lesser of the Working Capital Commitment as defined in the Amended and Restated Credit Agreement or the Borrowing Base as of such date.

         2.2 Working Capital Notes. The Working Capital Loans made by each Bank pursuant hereto shall be evidenced by an amended and restated promissory note of the Company, substantially in the form of Exhibit "W" with appropriate insertions as to payee, date and principal amount (individually, a "Working Capital Note"; collectively, the "Working Capital Notes"), payable to the order of such Bank and representing the obligation of the Company to pay the lesser of
(a) the amount of the initial Working Capital Commitment of such Bank and (b) the aggregate unpaid principal amount of all Working Capital Loans made by such Bank, with interest thereon as prescribed in subsection 4.2. Each Bank is hereby authorized to record the date and amount of each Working Capital Loan made by such Bank, and the date and amount of each payment or prepayment of principal thereof and the date of each interest rate conversion pursuant to subsection 4.4 and the principal amount subject thereto on the schedules annexed to and constituting a part of its Working Capital Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Working Capital Note shall (x) be dated as of March 31, 1994, and (y) be stated to mature on the Working Capital Termination Date.

         2.3 Optional Prepayments. The Company may, at its option, at any one time or from time to time, prepay the Loans in whole or in part, in the case of FANB Rate Loans, upon at least one Business Day's prior notice to the Agent, or in the case of Eurodollar Loans, upon at least three Working Days notice, specifying the type of Loan to be prepaid and the date and amount of such prepayment, provided that Eurodollar Loans may not be optionally prepaid on other than the last day of an Interest Period with respect thereto. Such notice shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the date specified. Upon receipt of such notice the Agent shall promptly notify each Bank thereof. Any optional partial prepayment of the Loans shall be in the aggregate amount of $250,000 or an integral multiple of $50,000 in excess thereof.

         2.4 Requirements of Law. (a) In the event that any Change in Law or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

                  (i) does or shall subject any Bank or its Eurodollar Lending Office, if any, to any tax of any kind whatsoever with respect to this Amended and Restated Credit Agreement, any Note or any Eurodollar Loans made by it, or change the basis of taxation of payments to such Bank or its Eurodollar Lending Office of principal, the commitment fee, interest or any other amount payable hereunder (except for (x) income, excise and franchise taxes imposed on such Bank or its Eurodollar Lending Office, if any, by the jurisdiction under the laws of which such Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank's Eurodollar Lending Office, if any, is located or any political subdivision or taxing authority thereof or therein, including changes in the rate of tax on or based on the overall net income of such Bank or such Eurodollar Lending Office, and (y) taxes resulting from the substitution of any such system by another system of taxation, provided that the taxes payable by Banks subject to such other system of taxation are not generally charged to borrowers from such Banks having loans or advances bearing interest at a rate similar to the Eurodollar
         Rate);

                  (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the Eurodollar Rate; or

                  (iii)  does or shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank or its Eurodollar Lending Office, if any, of making, converting, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, then, in any such case, the Company shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable which such Bank deems to be material as determined by such Bank with respect to such Eurodollar Loans, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the FANB Rate.

         (b) In the event that any Change in Law with respect to any Bank shall, in the opinion of such Bank, require that any Commitment of such Bank be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Bank or any corporation controlling such Bank, and such Change in Law shall have the effect of reducing the rate of return on such Bank's or such corporation's capital, as the case may be, as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account such Bank's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time following notice by such Bank to the Company of such Change in Law as provided in paragraph (c) of this subsection 2.4, within 15 days after demand by such Bank, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such corporation, as the case may be, for such reduction.

         (c) If any Bank becomes entitled to claim any additional amounts pursuant to this subsection 2.4, it shall promptly notify the Company through the Agent of the event by reason of which it has become so entitled. If any Bank has notified the Company through the Agent of any increased costs pursuant to paragraphs (a) or (b) of this subsection 2.4, the Company at any time thereafter may, upon at least three Business Days' notice to the Agent which shall promptly notify the Banks thereof), and subject to subsection 4.10, prepay (or convert into FANB Rate Loans) all (but not a part) of the Eurodollar Loans then outstanding of such Bank. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of paragraphs (a) or (b) of this subsection
2.4 with respect to such Bank, it will, if requested by the Company and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event (including, without limitation, endeavoring to change its Eurodollar Lending Office); provided, however, that such avoidance or minimization can be made in such a manner that such Bank, in its sole determination, suffers no economic, legal or regulatory disadvantage. If any Bank has notified the Company through the Agent of any increased costs pursuant to paragraphs (a) or (b) of this subsection 2.4, the Company at any time thereafter may, upon at least five Business Days' notice to the Agent which shall promptly notify the Banks thereof, and subject to subsection 4.10, reduce or terminate such Bank's Working Capital Commitment in accordance with subsection 4.7.

         (d) Each Bank (i) represents to the Company (for the benefit of the Company and the Agent) that under applicable law and treaties no taxes are required to be withheld by the Company, the Agent or such Bank with respect to any payments to be made to such Bank in respect of the Loans or the L/C
Participating Interests, (ii) agrees to furnish to the Company (with a copy to the Agent) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001

(wherein such Bank claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) agrees (for the benefit of the Company and the Agent) to provide the Company (with a copy to the Agent) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Bank, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption. Notwithstanding any provision of subsection 2.4 to the contrary, the Company shall have no obligation to pay any amount to or for the account of any Bank (or the Eurodollar Lending Office of any Bank) on account of any taxes pursuant to this subsection 2.4 to the extent that such amount results from (i) the failure of any Bank to comply with its obligations pursuant to this subsection 2.4 or (ii) any representation or warranty made or deemed to be made by any Bank pursuant to this subsection 2.4(d) proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

         (e) A certificate in reasonable detail as to any amounts submitted by such Bank through the Agent to the Company shall be conclusive in the absence of manifest error. The covenants contained in this subsection 2.4 shall survive the termination of this Amended and Restated Credit Agreement and payment of the outstanding Notes.

         2.5 Use of Proceeds. The Company shall use all the proceeds of the Working Capital Loans (i) for the working capital requirements of the Company arising in the ordinary course of business and (ii) for general corporate purposes. The Company shall use all the proceeds of the Swingline Loans for the short term working capital requirements of the Company arising in the ordinary course of business.

         2.6  Swingline Loan Subfacility.

         (a) Swingline Commitment. Subject to the terms and conditions of this subsection 2.6 and in reliance upon the representations and warranties set forth herein, the Swingline Lender, in its individual capacity, agrees to make revolving credit loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Company from time to time from the date of this Amended and Restated Credit Agreement until the Swingline Loan Termination Date, provided that the aggregate principal amount of Swingline Loans outstanding at any one time shall not exceed Three Million Dollars ($3,000,000.00) (the "Swingline Committed Amount"); provided, that no Swingline Loan shall be made if, after given effect thereto the Total Exposure would exceed the Borrowing Base. During such period, Swingline Loans may be prepaid or repaid and reborrowed in accordance with the provisions hereof. The aggregate outstanding principal balances of the Swingline Loans on the Closing Date is set forth in the Certificate described in paragraph (v) of subsection 5.1. The Company represents and warrants to the Banks that the aggregate of the outstanding principal amounts does not exceed the Swingline Commitment as of such date.

         (b) Swingline Note. The Swingline Loans made by the Swingline Lender shall be evidenced by an amended and restated promissory note of the Company in the original amount of the Swingline Committed Amount and substantially in the form of Exhibit "V". The Swingline Lender is hereby authorized to record the date and amount of each Swingline Loan made by the Swingline Lender, and the date and amount of each payment or prepayment of principal thereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The Swingline Note shall be dated the date of the Second Amendment and be stated to mature on the Swingline Loan Termination Date.


SECTION 3.        LETTERS OF CREDIT

         3.1 Issuance of Letters of Credit. (a) Subject to the terms and conditions hereof, the Issuing Bank, on behalf of the Banks, and in reliance on the agreement of the Banks set forth in subsection 3.10, agrees to issue for the account of the Company, from time to time during the Working Capital Commitment Period, Letters of Credit. The Company may from time to time request the Issuing Bank to issue a Trade L/C or a Standby L/C by delivering to the Issuing Bank at its address specified in subsection 11.2, a letter of credit application in the Issuing Bank's then customary form for Trade L/Cs (a "Trade L/C Application") or an application in the Issuing Bank's customary form for Standby L/Cs (a "Standby L/C Application") completed to the satisfaction of the Issuing Bank, together with such other certificates, documents and other papers and information as the Issuing Bank may reasonably request.

         (b) Each Letter of Credit issued hereunder  shall,  among other things,
(i) be in such form requested by the Company as shall be acceptable to the Issuing Bank in its reasonable discretion, (ii) as to Trade L/C's, have an expiry date not later than 120 days after the date of issuance of such Trade L/C and as to both Trade L/C's and Standby L/C's have an expiry date not later than the Working Capital Termination Date. Each L/C Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credit (1983 Revisions), International Chamber of Commerce Publication No. 400 and subsequent revisions thereof approved by a Congress of such Chamber, and if requested by the Issuing Bank, Article V of the UCC and, to the extent not inconsistent therewith, the laws of the State of Tennessee.

         3.2 Participating Interests. Effective in the case of each Letter of Credit as of the date of the opening thereof, the Issuing Bank agrees to allot and does allot, to itself and each other Bank, and each Bank severally and irrevocably agrees to take and does take in such Letter of Credit and the related L/C Application, an L/C Participating Interest in a percentage equal to such Bank's Working Capital Commitment Percentage.

         3.3 Procedure for Opening Letters of Credit. The Issuing Bank will notify each Bank after the end of each calendar month of any L/C Applications received by the Issuing Bank from the Company during such month. Upon receipt of any L/C Application from the Company, the Issuing

Bank will process such L/C Application, and the other certificates, documents and other papers delivered to the Issuing Bank in connection therewith, in accordance with its customary procedures and, subject to the terms and conditions hereof, shall promptly open such Letter of Credit by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the Company and, after the end of the calendar month in which such Letter of Credit was opened, to the other Banks, provided that no such Letter of Credit shall be issued if, after given effect thereto, the Total Exposure would exceed the Borrowing Base.

         3.4 Payments in Respect of Letters of Credit. (a) The Company agrees forthwith upon demand by the Issuing Bank and otherwise in accordance with the terms of the L/C Application relating thereto, (i) to reimburse the Issuing Bank for any payment made by the Issuing Bank under any Letter of Credit and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to
(A) prior to the date which is one Business Day after the day on which the Issuing Bank demands reimbursement from the Company for such payment, at the current rate for FANB Rate Loans and (B) on such date and thereafter, three (3.0%) above the FANB Rate.

         (b) In the event that the Issuing Bank makes a payment under any Letter of Credit and is not reimbursed in full therefor forthwith upon demand of the Issuing Bank, and otherwise in accordance with the terms of the L/C Application relating to such Letter of Credit, the Issuing Bank will promptly notify each other Bank. Forthwith upon its receipt of any such notice, each other Bank will transfer to the Issuing Bank, in immediately available funds, an amount equal to such other Bank's pro rata share of the L/C Obligation arising from such unreimbursed payment. Upon its receipt from such other Bank of such amount, the Issuing Bank will complete, execute and deliver to such other Bank an L/C Participation Certificate dated the date of such receipt and in such amount.

         (c) Whenever, at any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any other Bank such other Bank's pro rata share of the L/C Obligation arising therefrom, the Issuing Bank receives any reimbursement on account of such L/C Obligation or any payment of interest on account thereof, the Issuing Bank will distribute to such other Bank its pro rata share thereof in like funds as received; provided however, that in the event that the receipt by the Issuing Bank of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Bank will return to the Issuing Bank any portion thereof previously distributed by the Issuing Bank to it in like funds as such reimbursement or payment is required to be returned by the Issuing Bank.

         3.5 Letter of Credit Fees. (a) In lieu of any Letter of Credit commissions and fees provided for in any L/C Application relating to Standby L/Cs (other than standard issuance, amendment and negotiation fees customarily charged by FANB), the Company agrees to pay the Agent for the account of the Issuing Bank and the Participating Banks, with respect to each Standby L/C, a Standby L/C fee of one percent (1%) per annum on the amount available to be drawn under each

Standby L/C payable, in arrears, on the last day of each fiscal quarter of the Company and calculated on the basis of a 360-day year for actual days elapsed from such date of issuance to the expiration date of such Standby L/C.

         (b) In lieu of any Letter of Credit commissions and fees provided for in any L/C Application relating to Trade L/Cs (other than standard issuance, amendment and negotiation fees customarily charged by FANB), the Company agrees to pay the Agent for the account of the Issuing Bank and the Participating Banks, with respect to each Trade L/C, a Trade L/C fee of one quarter of one percent (.25%) of the face amount of each Trade L/C, payable in advance on the issuance date of each Trade L/C. After Default, the Agent will disburse any Trade L/C fees received pursuant to this subsection 3.5 to the respective Banks promptly following the end of the calendar month in which such Trade L/C fees were received.

         (c) In lieu of any Letter of Credit commissions and fees provided for in any L/C Application relating to Standby L/Cs (other than standard issuance, amendment and negotiation fees customarily charged by FANB), the Company agrees to pay FANB, for its own separate account, with respect to each Standby L/C, a Facing Fee of one-quarter of one percent (.25%) per annum on the amount available to be drawn under each Standby L/C payable, in arrears, on the last day of each fiscal quarter of the Company and calculated on the basis of a 360-day year or actual days elapsed from such date of issuance to the expiration date of such Standby L/C.

         (d) For purposes of any payment of fees required pursuant to this subsection 3.5, the Agent agrees to provide to the Company a statement of any such fees to be so paid; provided that the failure by the Agent to provide the Company with any such invoice shall not relieve the Company of its obligation to pay such fees.

         3.6 Letter of Credit  Reserves.  (a) If any Change in Law shall  either
(i) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by the Issuing Bank or (ii) impose on the Issuing Bank any other condition regarding this Amended and Restated Credit Agreement or any Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost of the Issuing Bank issuing or maintaining any Letter of Credit (which increase in cost shall be the result of the Issuing Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Issuing Bank, the Company shall immediately pay to the Issuing Bank, from time to time as specified by the Issuing Bank, additional amounts which shall be sufficient to compensate the Issuing Bank for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the FANB Rate for FANB Rate Loans. A certificate, setting forth in reasonable detail the calculation of the amounts involved, submitted by the Issuing Bank to the Company concurrently with any such demand by the Issuing Bank, shall be conclusive, absent manifest error, as to the amount thereof.

         (b) In the event that any Change in Law with respect to the Issuing Bank shall, in the opinion of the Issuing Bank, require that any obligation under any Letter of Credit be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Issuing Bank or any corporation controlling the Issuing Bank, and such Change in Law shall have the effect of reducing the rate of return on the Issuing Bank's or such corporation's capital, as the case may be, as a consequence of the Issuing Bank's obligations under such Letter of Credit to a level below that which the Issuing Bank or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account the Issuing Bank's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Issuing Bank to be material, then from time to time following notice by the Issuing Bank to the Company of such Change in Law, within 15 days after demand by the Issuing Bank, the Company shall pay to the Issuing Bank such additional amount or amounts as will compensate the Issuing Bank or such corporation, as the case may be, for such reduction. The Issuing Bank agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) or (b) of this subsection 3.6 with respect to such Issuing Bank, it will, if requested by the Company and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event; provided, however, that such avoidance or minimization can be made in such a manner that such Issuing Bank, in its sole determination, suffers no economic, legal or regulatory disadvantage. If the Issuing Bank becomes entitled to claim any additional amounts pursuant to this subsection 3.6(b), it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate, in reasonable detail setting forth the calculation of the amounts involved, submitted by the Issuing Bank to the Company concurrently with any such demand by the Issuing Bank, shall be conclusive, absent manifest error, as to the amount thereof.

         (c) The Company and each Participating Bank agrees that (i) the provisions of the foregoing paragraphs (a) and (b) and (ii) the provisions of each L/C Application providing for reimbursement or payment to the Issuing Bank in the event of the imposition or implementation of, or increase in, any reserve, special deposit, capital adequacy or similar requirement in respect of the Letter of Credit relating thereto, shall apply equally to each Participating Bank in respect of its L/C Participating Interest in such Letter of Credit, as if the references in such paragraphs and provisions referred to, where applicable, such Participating Bank or any corporation controlling such Participating Bank.

         3.7 Further Assurances. The Company hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Bank more fully to effect the purposes of this Amended and Restated CRedit Agreement and the issuance of Letters of Credit hereunder.

         3.8 Obligations Absolute. The payment obligations of the Company under this Amended and Restated Credit Agreement with respect to the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Amended and Restated

Credit Agreement under all circumstances, including, without limitation, the following circumstances:

         (a) the existence of any claim, set-off, defense or other right which the Company or any of its Subsidiaries may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Agent or any Bank, or any other Person, whether in connection with this Amended and Restated Credit Agreement, the Related Documents, any Basic Documents, the transactions contemplated herein, or any unrelated transaction;

         (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect, except for any such circumstances or happening constituting gross negligence or willful misconduct on the part of the Issuing Bank;

         (c) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit or is insufficient in any respect, except where such payment constitutes gross negligence or wilful misconduct on the part of the Issuing Bank; or

         (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or wilful misconduct on the part of the Issuing Bank.

         3.9 Assignments. No Participating Bank's participation in any Letter of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of part or all of such Participating Bank's Working Capital Commitment in accordance with subsection 11.6) without the prior written consent of the Issuing Bank, which consent will not be unreasonably withheld. Such consent may be given or withheld without the consent or agreement of any other Participating Bank. Notwithstanding the foregoing, a Participating Bank may pursuant to subsection 11.6(b) subparticipate its L/C Participating Interest without obtaining the prior written consent of the Issuing Bank.

         3.10 Participations. Each Bank's obligation to purchase participating interests pursuant to subsection 3.2 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Credit Parties or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Credit Parties; (iv) any breach of this Amended and Restated Credit Agreement by the Credit Parties or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         3.11 Certification as to L/C Exposure on Closing Date. The L/C Exposure as of the Closing Date is set forth in the certificate described in paragraph
(v) of subsection 5.1. The Company represents and warrants to the Banks that the L/C Exposure does not exceed the Available Working Capital Commitment as of such date.

SECTION 4.        INTEREST RATE PROVISIONS;  FEES; PAYMENTS

         4.1 Procedure for Borrowing. (a) The Company may borrow under the Working Capital Commitment on any Working Day, if the borrowing is of Eurodollar Loans, or on any Business Day, if the borrowing is of FANB Rate Loans, provided that, with respect to any borrowings, the Company shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m., Memphis, Tennessee time, (i) three Working Days prior to the requested Borrowing Date if all or any part of the Loans are to be Eurodollar Loans and
(ii) one Business Day prior to the request or Closing Date if the borrowing is to be solely of FANB Rate Loans) and specifying (A) the amount of the borrowing,
(B) whether such Loans are initially to be Eurodollar Loans or FANB Rate Loans or a combination thereof and (C) if the borrowing is to be entirely or partly Eurodollar Loans, the length of the Interest Period for such Eurodollar Loans. Upon receipt of such notice the Agent shall promptly notify each Bank. Not later than 12:00 noon, Memphis, Tennessee on the Borrowing Date specified in such notice, each Bank shall make available to the Agent at the office of the Agent specified in subsection 11.2 (or at such other location as the Agent may direct) an amount in immediately available funds equal to the amount of the Loan to be made by such Bank. Loan proceeds received by the Agent hereunder shall promptly be made available to the Company, at the office of the Agent specified in Subsection 11.2 with the aggregate amount actually received by the Agent from the Banks and in like funds as received by the Agent.

         (b) Any borrowing or continuation of, or conversion to or from, Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of all Eurodollar Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $250,000 in excess thereof and (ii) no more than three Interest Periods shall be in effect at any one time.

         (c) All or any part of the outstanding Working Capital Loans may be converted in accordance with subsection 4.4, provided that partial conversions of FANB Rate Loans shall be in the aggregate principal amount of $250,000 or a whole multiple of $50,000 in excess thereof and the aggregate principal amount of the resulting Eurodollar Loans outstanding in respect of any one Interest Period shall be at least $1,000,000 or a whole multiple of $250,000 in excess thereof.

         (d) Eurodollar Loans shall be made by each Bank at its Eurodollar Lending Office as designated from time to time by each Bank and FANB Rate Loans shall be made by each Bank at its FANB Rate Lending Office as designated in
Schedule 4.1(d).

         (e) Swingline Loans shall be made available to the Company by the Swingline Lender's crediting the Operating Account of the Company. Said crediting shall be made automatically as the Company's Operating Account falls below a zero balance (the "Zero Account Balance"). Any funds in the Operating Account in excess of the Zero Account Balance shall be applied first, to repay any outstanding principal on the Swingline Loans and second, to prepay any outstanding interest under the Swingline Loans. Notwithstanding the foregoing, Swingline Lender shall have the right, in its reasonable discretion and upon written notice to the Company, to terminate the automatic feature of the borrowings under the Swingline Loans and to require the Company to thereafter provide notice to Swingline Lender prior to such borrowings, such notice to be made in accordance with Swingline Lender's instructions.

         (f) Swingline Loans shall bear interest on the unpaid principal amount thereof at a variable rate per annum equal to the FANB Rate. Accrued interest on such principal as shall be outstanding from time to time shall be due and payable on a quarterly basis on each Interest Payment Date and the entire outstanding principal shall be due and payable on the Swingline Loan Termination Date. Additional payments of principal and interest shall be made pursuant to the terms of subsection 4.1(e) hereof. The Company shall not have the right to convert the interest payable under the Swingline Loans from an FANB Rate to a Eurodollar Rate.

         4.2 Interest Rates and Payment Dates. (a) Eurodollar Loans shall bear interest for each Interest Period applicable thereto, commencing on the first day of such Interest Period to, but excluding, the last day of such Interest Period, on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

         (b) FANB Rate Loans shall bear interest for the period from and including the date such Loans are made to, but excluding, the maturity date thereof, or to, but excluding, the conversion date if such Loans are earlier converted into Eurodollar Loans, on the unpaid principal amount thereof at a rate per annum equal to the FANB Rate.

         (c) If all or a portion of the principal amount of any of the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such Loan, if a Eurodollar Loan, shall be converted into an FANB Rate Loan at the end of the then-current Interest Period for said Eurodollar Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 4.4), and any such overdue principal amount shall, without limiting the rights of the Banks under Section 10, bear interest at a rate per annum which is 3.5% above the FANB Rate from the date of such non-payment until paid in full (including interest after judgment as well as before judgment).

         (d) If at any time the Net Recoverable Liquidation Value of Eligible Inventory as determined by the Annual Inventory Valuation required to be furnished to the Agent pursuant to subsection 7.12, is less than 32% of Eligible Inventory, all the outstanding Eurodollar Loans and all Eurodollar Loans made after the date of said report shall bear interest at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin plus 2.00% and all then outstanding FANB Rate Loans and all FANB Rate Loans made thereafter shall bear interest at a rate per annum equal to the FANB Rate plus 2.00%. The 2.00% increase in the interest rate shall continue until, and shall be eliminated when, the Net Recoverable Liquidation Value of Eligible Inventory as verified by a report performed pursuant to subsection 7.12, exceeds 32% of the cost value of the Eligible Inventory.

         (e) Interest shall be payable in arrears on each Interest Payment Date.

         4.3 Computation of Interest and Fees. (a) Interest and fees (except fees pursuant to subsections 3.5(b) and 4.6(b) or as otherwise set forth herein) shall be calculated on the basis of a 360 day year, as applicable for the actual days elapsed. The Agent shall as soon as practicable notify the Company and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on the Loans resulting from a change in the FANB Rate shall become effective, without notice, as of the opening of business on the day on which such change in the FANB Rate shall become effective.

         (b) Each determination of an interest rate by the Banks pursuant to any provision of this Amended and Restated Credit Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Agent in determining the Eurodollar Rate.

         4.4 Conversion Options. The Company may elect from time to time to convert Eurodollar Loans into FANB Rate Loans by giving the Agent irrevocable notice of such election, to be received by the Agent prior to 10:00 a.m., Memphis, Tennessee time, at least three Working Days prior to the proposed conversion date, provided that any such conversion of Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert all or a portion of the FANB Rate Loans then outstanding (other than Swingline Loans) to Eurodollar Loans by giving the Agent irrevocable notice of such election, to be received by the Agent prior to 10:00 a.m., Memphis, Tennessee time, at least three Working Days prior to the proposed conversion date, specifying the Interest Period selected therefor, and, if no Default or Event of Default has occurred and is continuing, such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Working Day, on the next succeeding Working Day. Upon receipt of any notice pursuant to this subsection 4.4, the Agent shall promptly notify each Bank thereof.

         4.5 Pro Rata Treatment and Payments. (a) Each borrowing of Loans by the Company from the Banks and any reduction of the Commitments of the Banks hereunder shall be made pro rata according to the relevant Commitment Percentages of the Banks.

         (b)(i) Except for payments (including prepayments) to be made by the Company to the Swingline Lender on account of principal, interest and fees due under the Swingline Loans, all payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made to the Agent for the account of the Banks at the Agent's office located at 6000 Poplar Avenue, Suite 300, Memphis, Tennessee 38119, in lawful money of the United States of America and in immediately available funds. The Agent shall promptly distribute such payments upon receipt in like funds as received (except fees payable pursuant to subsection 4.6(b)); (ii) all payments (including prepayments) to be made by the Company to the Swingline Lender on account of principal, interest and fees due under the Swingline Loans shall be made to the Swingline Lender for the individual benefit of the Swingline Lender at the Swingline Lender's office located at 6000 Poplar Avenue, Suite 300, Memphis, Tennessee 38119, in lawful money of the United States of America and in immediately available funds.

         (c) Unless the Agent shall have been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount which would constitute its Commitment Percentage of the borrowing on such date available to the Agent, the Agent may assume that such Bank has made such amount available to the Agent on such Borrowing Date in accordance with subsection 4.1 and the Agent may, in reliance upon such assumption, make a corresponding amount available to the Company. If such amount is made available to the Agent by such Bank on a date after such Borrowing Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Agent, times (ii) the amount of such Bank's Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360, as applicable. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection 4.5(c) shall be conclusive, absent manifest error. If such Bank's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Bank within three Business Days after such Borrowing Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to FANB Rate Loans hereunder, on demand, from the Company, without prejudice to any rights which the Company or the Agent may have against such Bank hereunder. Nothing contained in this subsection 4.5(c) shall relieve any Bank which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

         (d) The failure of any Bank to make the Loan to be made by it on any Borrowing Date shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on such Borrowing Date.

     4.6 Fees. (a) Commitment Fee. The Company agrees to pay to the Agent for the account of each Bank a commitment fee from and including the Closing Date to but not including the

Working Capital Termination Date, computed at the rate of 1/4 of 1% per annum on the average daily amount of the Available Working Capital Commitment of such Bank, such fee to be payable quarterly in arrears and on the Working Capital Termination Date, or such earlier date as the Working Capital Commitments shall terminate as provided herein, and the accrual of such fee shall commence on the Closing Date.

         (b) Agent's Fee. The Company shall pay to the Agent for its own benefit an annual agent's fee in an amount and upon terms set forth in the Agent's fee letter dated March 31, 1994, between the Company and FANB.

         (c) Bank One's Fee. On the Closing Date, the Company shall pay to Bank One for its own benefit a commitment fee of .15% of Bank One's Working Capital Commitment.

         4.7 Changes of Commitment Amounts. (a) The Company shall have the right, upon not less than three Business Days' notice to the Agent, to terminate or, from time to time, reduce the unused portions of Working Capital Commitments. To the extent, if any, that the sum of the Working Capital Loan Exposure and L/C Exposure exceeds the amount of the Working Capital Commitments as then reduced, the Company shall be required to make a prepayment equal to the excess amount, the proceeds of which shall be applied first, to payments of the Working Capital Loans then outstanding, second, to payment of L/C Obligations, and last, to cash collateralize any outstanding Letters of Credit on terms reasonably satisfactory to the Required Banks. Any complete termination of the Working Capital Commitment shall be accompanied by prepayment in full of the Working Capital Loans and L/C Obligations and by cash collateralization of any outstanding Letters of Credit on terms reasonably satisfactory to the Agent. Upon the complete termination of the Working Capital Commitments, any Letter of Credit then outstanding which has been so fully cash collateralized shall no longer be considered a "Letter of Credit" as defined in subsection 1.1 and (i) if such Letter of Credit is a Standby L/C, then fees will be due in an amount equal to one percent (1%) per annum on the amount available to be drawn under each such Standby L/C and (ii) any L/C Participating Interests heretofore granted by the Issuing Bank to the Banks in such Letter of Credit shall be deemed terminated. With respect to Letters of Credit, "fully cash collateralized" shall mean that the contingent obligation of the Company to reimburse the Issuing Bank for any subsequent drawings thereafter made shall be fully secured beforehand by cash collateral specifically held by the Agent for such purposes in an amount equal to the undrawn amount of such Letter of Credit or otherwise be secured in a manner acceptable to the Issuing Bank. Any partial reduction of the Working Capital Commitments shall be in an amount of $250,000 or a whole multiple of $50,000 in excess thereof and shall in each case reduce permanently the Working Capital Commitments then in effect.

         (b) Once terminated or reduced the Working Capital Commitment may not be reinstated.

         4.8 Inability to Determine Interest Rate. In the event that the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that (a) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to (i) proposed Loans that the Company has requested be made as Eurodollar Loans, (ii) any Eurodollar Loans that will result from the requested conversion of all or part of the FANB Rate Loans into Eurodollar Loans or (iii) the continuation of any Eurodollar Loan as such for an additional Interest Period, or (b) dollar deposits in the relevant amount and for the relevant period with respect to any such Eurodollar Loan are not generally available to the Banks in their respective Eurodollar Lending Offices' interbank eurodollar markets, the Agent shall forthwith give telex or telecopy notice of such determination, confirmed in writing, to the Company and to the Banks at least one Working day prior to, as the case may be, the requested Borrowing Date, the conversion date or the last day of such Interest Period. If such notice is given
(i) any requested Eurodollar Loans shall be made as FANB Rate Loans, (ii) any FANB Rate Loans that were to have been converted to Eurodollar Loans shall be continued as FANB Rate Loans, and (iii) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period applicable thereto, into FANB Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made.

         4.9 Illegality. Notwithstanding any other provisions herein, if any Change in Law occurring after the date that any lender becomes a Bank party to this Amended and Restated Credit Agreement, shall make it unlawful for such Bank to make or maintain Eurodollar Loans as contemplated by this Amended and Restated Credit Agreement, the commitment of such Bank hereunder to make Eurodollar Loans or to convert all or a portion of FANB Rate Loans into Eurodollar Loans shall forthwith be canceled and such Bank's Loans then outstanding as Eurodollar Loans, if any, shall, if required by law and if such Bank so requests, be converted automatically to FANB Rate Loans on the date specified by such Bank in such request. To the extent that such affected Eurodollar Loans are converted into FANB Rate Loans, all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such Bank's FANB Rate Loans other than Swingline Loans. The Company hereby agrees promptly to pay any Bank, upon its demand, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this subsection 4.9 including, but not limited to, any interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder (such Bank's notice of such costs, as certified in reasonable detail as to such amounts to the Company through the Agent, to be conclusive absent manifest error).

         4.10 Indemnity. The Company agrees to indemnify each Bank and to hold such Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Eurodollar Loans of such Bank, including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder, (b) default by the Company in making a borrowing after the Company has given a notice in accordance with subsection 4.1 or in making a conversion of FANB Rate Loans to Eurodollar Loans after the Company has given notice in accordance with subsection 4.4, or (c) a payment or prepayment of a Eurodollar Loan or conversion of any Eurodollar Loan into an FANB

Rate Loan, in either case on a day which is not the last day of an Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder. The Company further agrees to pay to each such Bank an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount paid, prepaid, converted or not borrowed for (A) the period from the date of such payment or prepayment to the last day of the Interest Period applicable to such Loan or (B) in the case of a failure to borrow or to convert to a Eurodollar Loan, the Interest Period applicable to such Loan which would have commenced on the date specified for such borrowing or conversion, at the applicable rate of interest for such Loan provided for herein exclusive of any margin applicable thereto minus (ii) the interest component of the amount such Bank would have bid in the London interbank market. This covenant shall survive termination of this Amended and Restated Credit Agreement and payment of the outstanding Notes.


SECTION 5.        CONDITIONS PRECEDENT

         5.1 Conditions Precedent to this Amended and Restated Credit Agreement. The terms and provisions of this Amended and Restated Credit Agreement shall not become effective or supersede the Prior Credit Agreement until the Closing Date. Accordingly, until the Closing Date, the Commitments, as defined in this Amended and Restated Credit Agreement, shall not be in effect and the Banks shall not be obligated to make any Loans or issue any Letters of Credit hereunder until the Closing Date occurs. The parties acknowledge that to the extent any Loans are made to the Company or any Letters of Credit are issued prior to the Closing Date, they are made pursuant to the Prior Credit Agreement. From and after the Closing Date, the interest rates set forth in this Amended and Restated Credit Agreement shall be deemed to apply to all outstanding Loans to the Company and outstanding Letters of Credit issued pursuant to the Prior Credit Agreement. The obligation of the Banks to make the Loans or issue Letters of Credit pursuant to the terms and conditions of this Amended and Restated Credit Agreement shall be subject to the fulfillment of the following conditions to the satisfaction of the Agent:

         (a) Amended and Restated Credit Agreement and Notes. Each Bank shall have received an original of this Amended and Restated Credit Agreement duly executed by a duly authorized officer of each of the Credit Parties and a Working Capital Note, duly executed by a duly authorized officer of Company, each conforming to the requirements hereof. FANB shall have received an original of the Swingline Note, duly executed by a duly authorized officer of Company.

         (b) Legal Opinions of Counsel to the Credit Parties . Each Bank shall have received a counterpart of an opinion, dated the Closing Date, of Waring Cox, PLC, counsel to the Credit Parties, in substantially the form of Exhibit "X".

         (c) Corporate Proceedings. Each Bank shall have received a copy of the resolutions of the Boards of Directors of the corporate Credit Parties authorizing (i) the execution, delivery and performance of each of the Basic Documents to which it is a party, (ii) the borrowings and applications for Letters of Credit provided for herein and (iii) the granting by Credit Parties of the pledges, security interests and assignments granted by them pursuant to the Security Documents, all as certified by the Secretary or Assistant Secretary of the relevant Credit Parties as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the Closing Date.

         (d) Incumbency Certificates. Each Bank shall have received a counterpart of a certificate of the Secretary or an Assistant Secretary of the relevant Credit Parties dated the Closing Date, as to the incumbency and signature of the officer or officers signing each of the Basic Documents to which it is a party and any other certificate or other document to be delivered pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

         (e) Corporate Documents. Each Bank shall have received (i) a copy of the Certificate of Incorporation of each of the corporate Credit Parties certified by the Secretary of State of the state of its incorporation and (ii) a copy of the Bylaws (as amended through the Closing Date) of each of the corporate Credit Parties, certified by a respective Secretary or Assistant Secretary of the each of the corporate Credit Parties.

         (f) Partnership Documents. Each Bank shall have received (i) a copy of the Certificate of Limited Partnership of Intex certified by the Secretary of State of Tennessee, (ii) a copy of the Certificate of Limited Partnership of Intex duly filed in the Register's Office of Shelby County, Tennessee, and (iii) a copy of the Agreement of Limited Partnership of Intex, certified by an officer of its general partner.

         (g) Collateral Security. Each Bank shall have received a counterpart of each of the following documents, each duly executed and delivered by the applicable Credit Party thereto and each of which shall be in full force and effect:

                  (i)   the Security Documents;

                  (ii)  the Pledge Agreements;

                  (iii) the Guaranties;

                  (iv) the Assignments.


         (h) Consents, Licenses, Approvals, etc. Each Bank shall have received, together with executed certificates, true copies (in each case certified as to authenticity on such date by a duly authorized officer of the applicable Credit Parties of all documents and instruments, including, in the reasonable judgment of the Company and the Agent, all material consents (including, without limitation, all material landlord consents), authorizations and filings licenses and approvals, if any, required in connection with the execution, delivery and performance by the applicable Credit Parties and the validity and enforceability of, this Amended and Restated Credit Agreement, the Notes and the other Basic Documents, and such licenses and approvals shall be in full force and effect.

         (i) No Legal Restraints. There shall be no litigation, inquiry, injunction, restraining order, investigation or proceeding of or before any Governmental Authority (including any proposed statute, rule or regulation) pending or, to the best knowledge of the Credit Parties threatened against any Credit Party or any of their respective properties or revenues with respect to the Basic Documents or any of the transactions contemplated hereby or thereby. There shall be no injunction, writ, preliminary restraining order or any order of any nature issued by any Governmental Authority directing that any of the transactions provided for herein, in the Notes, in any of the other Basic Documents not be consummated as herein or therein provided which, if adversely determined, would have a material adverse effect on the business, operations, property, assets or financial condition of the Credit Parties as a whole.

         (j) Fees. All fees required to be paid on or prior to the Closing Date shall have been paid.

         (k) Representations and Warranties. The representations, warranties and disclosure made by the Credit Parties in this Amended and Restated Credit Agreement or in any Basic Document or made by any of the Credit Parties in any certificate, document or financial or other statement furnished in connection herewith or therewith, shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on such date.

         (l) Borrowing Base Certificate. The Agent shall have received a Borrowing Base Certificate, dated the Closing Date, computed for the immediately preceding period, prepared in accordance with the terms of paragraph (i) of subsection 7.2 hereof.

         (m) Evidence of Insurance. The Agent shall have received evidence satisfactory to it that the Credit Parties have obtained all policies of insurance required pursuant to subsection 7.6 and pursuant to any of the Security Documents.

         (n) UCC Filings. Except as set forth on Schedule 5.1(n), documents (including, without limitation, financing statements) required under any of the Security Documents in order to create in favor of Agent, a perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the UCC shall have been executed and delivered to the Agent. Except as set forth on Schedule 5.1(n), as to the UCC filings against the Accounts, the Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Banks that all such filings have been made);

and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

         (o) Lien Search. The Agent shall have received the results of recent lien searches in the jurisdictions listed on Schedule 5.1(o) and the results of such search shall reveal no Liens on any assets of the Credit Parties, except for Permitted Liens, and other Liens approved by the Banks.

         (p) Good Standing Certificates. Except as set forth on Schedule 5.1(p) hereto, the Agent shall have received, with a counterpart for each Bank, copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Credit Parties in each state where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation except where the failure to so qualify would not have a material adverse effect on the business, operations, properties, assets or financial condition of the Credit Parties taken as a whole.

         (q) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Loans to be made on such date. No event of default (or condition which would constitute an event of default with the giving of notice, the lapse of time, or both) under material (in the reasonable opinion of the Company and the Agent) contracts of the Credit Parties such as, but not limited to, agreements with respect to capital stock, financing documents and lease agreements shall have occurred and be continuing on the Closing Date.

         (r) Material Adverse Change. For the period from the date of execution of this Amended and Restated Credit Agreement to the Closing Date, there shall have been (i) no material adverse change in the business, operations, properties, assets or financial condition of the Credit Parties taken as a whole and (ii) no occurrence or event which shall have a material adverse effect on the rights and remedies of the Banks or on the ability of the Credit Parties to perform their respective obligations to the Banks. The Banks shall not have become aware of any undisclosed materially adverse information with respect to
(i) the business, operations, properties, assets or financial condition of the Credit Parties taken as a whole, (ii) the ability of the Credit Parties to perform their respective obligations under the Basic Documents or (iii) the rights and remedies of the Banks under the Basic Documents.

         (s) Payment in Full of Term Notes. The Agent shall have received, for the benefit of the Banks, payment in full in immediately available funds of all indebtedness due the Banks under the Term Notes, including the outstanding principal as of the Closing Date, any unpaid accrued interest as of the Closing Date, and any other fees or charges due the Agent or Banks under the Term Notes. Upon receipt of payment in full of the Term Notes, the Term Loan Commitment shall terminate and the Agent shall execute and deliver to the Credit Parties, releases of the Deeds of Trust to evidence the release of its liens on the real property described in said Deeds of Trust.

         (t) Mandatory Prepayment. To the extent, if any, that the sum of the Working Capital Loan Exposure and L/C Exposure as of the Closing Date exceeds the amount of the Working Capital Commitment, as defined in this Amended and Restated Credit Agreement, the Company shall make a prepayment on the Closing Date equal to the excess amount. To the extent, if any, that the aggregate outstanding principal under the Swingline Loans as of the Closing Date exceeds the Swingline Commitment, as defined in this Amended and Restated Credit Agreement, the Company shall make a prepayment on the Closing Date equal to the excess amount. To the extent, if any, that the Total Exposure as of the Closing Date exceeds the Borrowing Base, as defined in this Amended and Restated Credit Agreement, the Company shall make a prepayment on the Closing Date equal to the excess. All such prepayments shall be made to the Agent for the account of the Banks, in lawful money of the United States of America in immediately available funds and the Agent shall promptly distribute such payments to the Banks on a ratable basis.

         (u) Inventory Valuation. The Agent shall have received (i) an audit performed by independent auditors selected by the Agent which verifies the Net Recoverable Liquidation Value of the Eligible Inventory or (ii) a written agreement executed by the Company and the Agent which specifies the date by which such audit will be performed, such agreement to be satisfactory in form and substance to Agent. The Company shall pay up to $20,000 of the expense of the audit and FANB shall pay any expense of the audit which exceeds $20,000.

         (v) Certificate of Outstanding Balance Under Prior Notes and L/C Exposure. The Banks shall have received a certificate setting forth (i) the amounts under the Prior Notes outstanding as of the Closing Date and (ii) the L/C Exposure as of the Closing Date.

         (w) Additional Matters. All corporate and other proceedings and all other documents (including, without limitation, any tax sharing agreement, employment agreement, management compensation arrangement or other financing arrangement of the Credit Parties and all documents referred to herein and not appearing as exhibits hereto) and legal matters in connection with the transactions contemplated by this Amended and Restated Credit Agreement, the Working Capital Notes, the Swingline Note and the other Basic Documents shall be reasonably satisfactory in form and substance to the Banks and their respective counsel.

         5.2 Conditions to Each Loan and Each Letter of Credit. The obligation of the Banks to make any Loans requested to be made by them on any date in accordance with and pursuant to the terms and conditions of this Amended and Restated Credit Agreement, and the obligation of the Issuing Bank to issue any Letter of Credit requested to be opened on any date in accordance with and pursuant to the terms and conditions of this Amended and Restated Credit Agreement, is subject to the satisfaction of the following conditions as of the date such Loan or Letter of Credit is requested to be made or issued, as the case may be:

         (a) Representations and Warranties. Each of the representations and warranties (other than the representations and warranties in subsections 6.1(b) and 6.16) made by the Credit Parties, in or pursuant to the Basic Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans or the Letters of Credit requested to be made or issued, as the case may be, on such date.

         (c) Borrowing Base. After giving effect to the Loan to be made at such time or the Letter of Credit to be issued, neither the Swingline Loan Commitment nor the Working Capital Commitment shall be exceeded, and provided further, that no Loans shall be made or Letters of Credit issued if, after giving effect thereto the Total Exposure would exceed the Borrowing Base.

         (d) Additional Matters. Each borrowing and each L/C Application by the Company hereunder shall constitute a representation and warranty by the Credit Parties as of the date of such borrowing or issuance of such Letter of Credit that the conditions contained in this subsection 5.2 have been satisfied.


SECTION 6.        REPRESENTATIONS AND WARRANTIES

         In order to induce the Banks to enter into this Amended and Restated Credit Agreement and to make the Loans and issue the Letters of Credit, the Credit Parties hereby represent and warrant to each Bank that:

         6.1 Financial Condition. (a) The audited consolidated balance sheet of the Parent and its Subsidiaries as of February 1, 1997, and the related consolidated statements of common stockholders' equity and cash flows and the consolidated statement of income and retained earnings of the Parent and its Subsidiaries, and the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of January 3, 1998, and the related consolidated statements of stockholders' equity and cash flows and the consolidated statement of income and retained earnings of the Parent and its Subsidiaries, together with the notes to such financial statements, copies of each of which have heretofore been furnished to each Bank, have been prepared in conformity with GAAP consistently applied (except in each case as described in the notes thereto) and on that basis fairly present the financial condition and results of operations of the Parent and its Subsidiaries as of and for the periods indicated.

         (b) Since January 3, 1998, there has been no material adverse change in the business, operations, property, assets or financial condition of the Credit Parties taken as a whole, and none of the Credit Parties has, since January 3, 1998, incurred any material obligation, contingent or otherwise, which has a material adverse impact on the business, operations, properties or financial or other condition of such Credit Parties taken as a whole.

         6.2  Entity Existence; Compliance with Law.

                  (a) Each of the corporate Credit Parties (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority and the legal right to own or lease and operate its property, and to conduct the business in which it is currently engaged, (iii) except as described in Schedule 5.1(p), is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where failure to so qualify and remain in good standing would materially and adversely affect its ability to own or lease and operate its property or to conduct the business in which it is currently engaged or intends to engage in the future and (iv) is in compliance with all Requirements of Law, except where noncompliance would not have a material adverse effect on the business, operations, assets or financial condition of each such Credit Party.

                  (b) Intex (i) is duly organized, validly existing and in good standing under the laws of Tennessee, (ii) has the partnership power and authority and the legal right to own or lease and operate its property, and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign limited partnership and in good standing under the laws of each jurisdiction where failure so to qualify and remain in good standing would materially and adversely affect its ability to own or lease and operate its property or to conduct the business in which it is currently engaged or intends to engage in the future and (iv) is in compliance with all Requirements of Law, except where non-compliance would not have material adverse effect on the business, operations, assets or financial conditions of Intex.

         6.3  Entity Power; Authorization; Enforceable Obligations.

                  (a) Each of the corporate Credit Parties has the corporate power and authority and Intex has the partnership power and authority, to make, deliver and perform all of its obligations in connection with this Amended and Restated Credit Agreement, the Notes and the other Basic Documents to which it is a party, and the Company has the corporate power and authority to borrow hereunder and to request the issuance of Letters of Credit hereunder; the Company has taken all necessary corporate action to authorize the borrowings and the issuance of Letters of Credit on the terms and conditions of this Amended and Restated Credit Agreement and the Notes, and to authorize the execution, delivery and performance by it of this Amended and Restated Credit Agreement, the Notes and the other Basic Documents to which it is a party; and each of the other corporate Credit Parties has taken all necessary corporate action and Intex has taken all necessary partnership action, to authorize the execution, delivery and performance of each Basic Document to which it is a party. No consent or authorization of, filing with, or other act by or in respect of, any other Person is required in connection with the borrowings hereunder, the issuance of Letters of Credit or with the execution, delivery or performance by the Credit Parties or the validity of or enforceability against the Credit Parties, of this Amended and Restated Credit Agreement or the other Basic Documents to which each is a party (except such filings as are necessary in connection with the perfection of the Liens created by such documents, which filings have been duly made and/or obtained and are in full force and effect). Each of this Amended and Restated Credit Agreement, each Note and each Basic Document to which each Credit Party is a party has been duly executed and delivered on behalf of each such Credit Party. Each of this Amended and Restated Credit Agreement, each Note and each other Basic Document to which each Credit Party is a party constitutes a legal, valid and binding obligation of each such Credit Party, enforceable against the Credit Parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         6.4 No Legal Bar. The execution, delivery and performance by each of the Credit Parties, of this Amended and Restated Credit Agreement, the Notes and each other Basic Document to which it is a party and the borrowing contemplated by this Amended and Restated Credit Agreement and the Notes do not and will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon the applicable Credit Party or any of their properties or assets, except where noncompliance would not have a material adverse effect on the business, operations, property, assets or financial condition of the Credit Parties taken as a whole and will not result in the creation or imposition of any Lien on any such properties or assets pursuant to the provisions of any Requirement of Law or any Contractual Obligations other than the Lien of the Security Documents.

         6.5 No Material Litigation. Except as set forth in Schedule 6.5 hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Credit Parties, threatened by or against any of the Credit Parties or against any of their properties or revenues (a) with respect to this Amended and Restated Credit Agreement or any other Basic Document or any of the transactions contemplated hereby or (b) which, if adversely determined, would have a material adverse effect on the business, operations, property, assets or financial condition of the Credit Parties taken as a whole.

         6.6 No Default. None of the Credit Parties are in default in the payment or performance of any of their Contractual Obligations in any respect that is material to the Credit Parties, and no Default or Event of Default has occurred and is continuing. None of the Credit Parties are in default in any respect that is material to them under any order, award or decree of any Governmental Authority or arbitrator binding upon or affecting them or by which any of their properties or assets may be bound or affected.

         6.7 Ownership of Property; Liens. On the date hereof, each of the Credit Parties has good record title in fee simple to, or valid and subsisting leasehold interests in, all its real property, except as set forth on Schedule
6.7 hereto, and good title to or valid and subsisting leasehold interests in all its other property, and none of such property is subject to any Lien, except for Permitted Liens and other Liens approved by the Banks.

         6.8 Patents, Copyrights, Permits and Trademarks. Each of the Credit Parties owns, or has a valid license in, all material domestic and foreign letters patent, patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, trademarks, trade names, trade secrets, service marks, copyrights, product designs, applications, formulae, processes and the industrial property rights ("proprietary rights") used in the operation of its businesses in the manner in which they are currently being conducted and planned to be conducted. None of the Credit Parties is aware of any material existing or threatened infringement or misappropriation of any proprietary rights of others by the Credit Parties or of any proprietary rights of the Credit Parties by others.

         6.9 No Burdensome Restrictions. No Contractual Obligation of any of the Credit Parties, materially adversely affects the business, operations, property, assets or financial condition of the Credit Parties, taken as a whole.

         6.10 Margin Regulations. None of the Credit Parties are engaged, nor will they engage, principally or as one of their important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Loan will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         6.11 Investment Company Act. None of the Credit Parties is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         6.12   Disclosure.   No  statement  or  other  form  of  disclosure  or
representation and warranty made by the any of the Credit Parties in this Amended and Restated Credit Agreement or in any other Basic Document to which it is a party, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any materially untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any of the Credit Parties that has not been disclosed to each Bank in writing prior to the date of this Amended and Restated Credit Agreement with respect to the transactions contemplated by this Amended and Restated Credit Agreement and the other Basic Documents which materially and adversely affects the business, operations, property, assets or financial condition of the Credit Parties taken as a whole.

         6.13 The Security Documents. (a) The provisions of the Security Agreements are effective to create in favor of the Agent for the benefit of the Banks, a legal, valid and enforceable security interest in all rights, title and interests of the Credit Parties in the collateral described therein; when financing statements have been filed in the offices in the jurisdictions listed in Schedule 6.13 hereto and when the Security Agreement has been filed in the United States Patent and Trademark Office, the Security Agreement shall constitute a fully perfected first Lien on, and security interest in, all rights, title and interests of the Credit Parties in the Collateral described therein to the extent the filing of financing statements under the Uniform Commercial Code and the filing of the Security Agreement in the United States Patent and Trademark Office are permissible methods of perfection of security interests in the collateral described therein in each such jurisdiction, subject to no prior Liens, except for Permitted Liens and other Liens approved by the Banks.

         (b) The property which is subject to the Lien of the Security Documents constitutes substantially all the property of any nature of the Credit Parties (other than the real property described in the Deeds of Trust, Inventory, Excluded Leases, Equipment, Fixtures, and "Assets to be Sold", as defined in the HSB Purchase Agreement and rights under the Merchant Services Agreements and HSB Purchase Agreement).

         6.14 ERISA. No Reportable Event that may result in a liability that would have a material adverse effect on the business, operations, property, assets or financial condition of the Credit Parties has occurred since December 10, 1987 with respect to any Plan, and each Plan has complied and has been administered in all material respects, in accordance with applicable provisions of ERISA and the Code; provided, however, for the period preceding December 10, 1987, to the best knowledge of the Company no Reportable Event that may result in a liability that would have a material adverse effect on the business, operations, property, assets or financial condition of the Parent, the Company and the other Subsidiaries has occurred with respect to any Plan, and each Plan has complied and been administered in all material respects, in accordance with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Company or any Commonly Controlled Entity (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $100,000. Neither the Company nor any Commonly Controlled Entity has during the immediately preceding six-year period had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could result in any material adverse effect to the business, operations, property, assets or financial condition of the Company or any Commonly Controlled Entity, and the liability to which the Company or any Commonly Controlled Entity would become subject under ERISA if the Company or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the most recent valuation date applicable thereto is not in excess of $100,000. Neither the Company nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is in Reorganization or is Insolvent nor, to the best knowledge of the Company, is any such Multiemployer Plan in Reorganization or Insolvent nor, to the best knowledge of the Company, is any such Reorganization or Insolvency reasonably likely to occur. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company for post-retirement benefits to be provided to its current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $1,000,000.

         6.15 Subsidiaries. The only Subsidiaries of the Parent and the Company are the Persons set forth on Schedule 6.15 hereto.


SECTION 7.        AFFIRMATIVE COVENANTS

         Each of the Credit Parties hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, any Letter of Credit remains issued and outstanding or any other amount is owing to any Bank or the Agent hereunder or under any other Basic Document, it shall:

         7.1 Financial Statements. Furnish to each Bank:

         (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Parent, a copy of the audited consolidated balance sheets of the Parent and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of common stockholders' equity and cash flows and the consolidated statement of income and retained earnings of the Parent and its Subsidiaries for such Fiscal Year, setting forth in each case, in comparative form the corresponding figures for the previous year or portion thereof, all in reasonable detail, certified for all Fiscal Years commencing with the Fiscal Year ending January 29, 1994 without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing acceptable to the Banks (such accountants being called herein, the "Reporting Accountants");

         (b) as soon as available, but in any event within 45 days after the end of each of the first three quarterly periods of each Fiscal Year of the Parent, or if an extension has been granted by the Commission for the filing by the Parent of its quarterly report on Form 10-Q, then by the earlier of the date such Form 10-Q is actually filed and the last day of such extended time period, a copy of the unaudited consolidated balance sheets of the Parent and its Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of stockholders' equity and cash flows and the consolidated statement of operations and retained earnings of the Parent and its Subsidiaries for such quarterly period and the portion of the Fiscal Year through such date, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Parent and its Subsidiaries (subject to normal year-end audit adjustments); and

         (c) as soon as practicable, and in any event within 30 days after the end of each fiscal month (other than any fiscal month ending on the last day of any fiscal quarter) of each year, a copy of the unaudited consolidated balance sheets of the Parent and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of stockholders' equity and cash flows and the consolidated statement of income and retained earnings of the Parent and its Subsidiaries for such month and the portion of the Fiscal Year of the Company and the Parent through the end of such month, such financial statements to be certified by a Responsible Officer of the Parent.

         All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such Reporting Accountants or Responsible Officer, as the case may be, and disclosed therein).

         7.2  Certificates; Reports and Other Information. Furnish to each Bank:

         (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a) a letter from the Reporting Accountants stating that, in making the examination necessary to express their opinion on such financial statements, no knowledge was obtained of any Default or Event of Default under subsections 9.7 through 9.10, except as specified in such letter;

         (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) through (c), a certificate of the chief financial officer of the Parent (i) stating that, to the best of such officer's knowledge, each Credit Party as the case may be, during such period has observed or performed all its covenants and other agreements contained in this Amended and Restated Credit Agreement and the Security Documents to be observed or performed by it, and that such officer has obtained no knowledge of any Default or Event of Default (not theretofore reported and cured or duly waived), except as specified in such certificate, (ii) stating, to the best of such officer's knowledge, that all such financial statements are complete and correct in all material respects and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein) and (iii) in the case of the consolidated financial statements of the Parent and its Subsidiaries referred to in subsections 7.1(a) and (b), showing in detail the calculations supporting such statements in clause
(i) in this subsection 7.2(b) in respect of subsections 9.7 through 9.10;

         (c) promptly upon receipt thereof, copies of all final reports submitted to the Parent by Reporting Accountants or other independent certified public accountants in connection with each annual, interim or special financial audit of the books of the Parent and its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit;

         (d) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Parent to its security holders (or, if made available generally by the Parent to their security holders, shall make such statements, reports and notices available to each Bank on the same basis) and shall furnish to each Bank copies of all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Parent with any securities exchange or with the Commission or any Governmental Authority succeeding to any of its functions;

         (e) not more than 60 days before the beginning of each Fiscal Year of the Parent, a copy of the projections by the Parent of the consolidated operating budget and cash flow of the Parent and its Subsidiaries for such Fiscal Year and a consolidated profit and loss statement and balance sheet for each month of such Fiscal Year, such projections to be in form reasonably satisfactory to the Banks and accompanied by a certificate of the chief financial officer of the Parent to the effect that such projections have been prepared on the basis of sound financial planning practice and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared;

         (f) concurrently with the delivery of the financial statements of the Parent and its Subsidiaries referred to in subsections 7.1(a) through (c) a monthly financial report in form and content satisfactory to Agent;

         (g) information which identifies any and all charges which comprise FASB 121 charges or other charges specified in subparagraph (iv) of the definition of Consolidated Adjusted Operating Profit as set forth in subsection
1.1 hereof;

         (h) as soon as practicable and in any event, within 45 days following the end of each fiscal quarter (i) a report which details the status of Store closings, including a comparison of actual and projected Store closing expenses (a "Store Closing Report") and (ii) a direct operating profit report as detailed for each Store Location; both in form and content satisfactory to Agent;

         (i) On the Closing Date and no later than the 15th day of each month thereafter, a Borrowing Base Certificate pursuant to which a Responsible Officer shall certify the Borrowing Base as of the date of report submission, with such details concerning the manner and method of the calculation of the components thereof as the Agent may reasonably request for verification purposes from time to time, which Borrowing Base Certificate shall determine the effective Borrowing Base until submission of the next succeeding such certificate; and

         (j)  promptly,   such  additional   financial  and  other   information
(including, without limitation, more frequent cash flow projections) as any Bank may from time to time reasonably request.

         7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods) all its obligations, including taxes, and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings.

         7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except as otherwise permitted by subsection 9.4; and comply with all applicable Requirements of Law, except to the extent that the failure to comply therewith would not have a material adverse effect on the business, operations, property, assets or financial condition of the Credit Parties taken as a whole.

         7.5 Maintenance of Property. Keep all property which is useful and necessary in its business in good working order and condition (ordinary wear and tear excepted).

         7.6 Insurance. (a) Maintain with financially sound and reputable insurance companies (i) insurance on all its material property in such amounts and against such risks as are reasonably satisfactory to the Banks (including, without limitation, business interruption insurance in the amount of $1,500,000), and (ii) "all-risk" insurance against loss or damage to all its assets, in such form and with such insurance companies as shall reasonably be satisfactory to the Banks; provided that the amount of such insurance in effect from time to time shall in no event be less than the replacement value of its assets.

         (b) Maintain general public liability insurance in such amounts, in such form and with such insurance companies as shall reasonably be satisfactory to the Banks.

         (c) Cause (i) all liability insurance policies to name the Agent as an additional insured, (ii) all property loss or damage insurance policies with respect to any assets to contain a loss payable clause in favor of the Agent providing that any payment with respect to a loss (other than a loss covered by subsection 7.6(d) below) in excess of $500,000 shall be paid solely to the Agent and, unless a Default or an Event of Default shall have occurred and be continuing, any payment with respect to a loss of $500,000 or less shall be paid to the applicable Credit Party, (iii) all insurance policies to provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, (iv) all insurance policies to insure the interests of the Banks regardless of any breach of or violation by any Credit Party or any other Person of any warranties, declarations or conditions contained therein, (v) all insurance policies to provide that the Banks shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance or in connection with any representation or warranty made by any Credit Party or any other Person in connection with obtaining of such insurance,
(vi) all business interruption insurance to name the Agent as an additional insured and (vii) all applicable insurance policies to contain such other provisions as are set forth in the relevant Security Documents.

         (d) Thirty days prior to the expiration date of each policy maintained hereunder, the Credit Parties shall either (i) deliver to each Bank copies of the renewals of the insurance policies (in each case, with a certified true and correct copy of such policy by the insurer named therein) maintained by the Credit Parties as required by this subsection 7.6 or (ii) notify each Bank of the policies which have not been renewed.

     7.7 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Bank to visit and inspect any of its properties during normal business hours with reasonable notice and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss its business, operations, properties, assets and financial and other condition with its officers and employees and with its Reporting Accountants and other independent certified public accountants; provided, that, information obtained pursuant to the above shall be subject to the confidentiality provisions of subsection 11.6(f) hereof.

         7.8 Notices. Promptly give notice to the Agent and each Bank:

         (a)  of the occurrence of any Default or Event of Default:

         (b) of any (i) default or event of default under any instrument or other material agreement, or (ii) litigation, investigation or proceeding which may exist at any time with any Governmental Authority, which in any such case, if adversely determined, would have a material adverse effect on the business, operations, property, assets or financial condition of the Credit Parties, taken as a whole;

         (c) of all litigation or proceedings (i) which involve uninsured liability in excess of $250,000 (in the aggregate), (ii) in which injunctive or similar relief is sought which if obtained could have a material adverse effect on its business, operations, property, assets or financial or other condition, or (iii) which questions the validity or enforceability of any Basic Document which in any such case, if adversely determined, would have a material adverse effect on the business operations, property, assets or financial condition of the Credit Parties, taken as a whole;

         (d) of the following events, as soon as practicable, and in any event within 30 days, after it knows or has reason to know of the following events:
(i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, any Credit Party or any Commonly Controlled Entity, or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan, and in addition to such notice, shall deliver to the Agent and each Bank a certificate of its chief financial officer setting forth the details thereof and the action that the Credit Party or the Commonly Controlled Entity proposes to take with respect thereto;

         (e) as soon as practicable, and in any event within ten Business Days after its occurrence, of the entering into, or the amendment, supplement or other modification of, any agreement, whether or not in existence on the date hereof, for the lease, hire or use of all real property and personal property with a dollar value in excess of $250,000 (other than a Financing Lease or the lease by a Credit Party of a new store location), together with a copy of such agreement, amendment, supplement or modification.

         Each notice pursuant to this subsection shall be accompanied by a statement of the chief executive officer or chief financial officer of the Credit Party setting forth details of the occurrence referred to therein and stating what action the Credit Party proposes to take with respect thereto.

         7.9 Maintenance of Liens of the Security Documents. (a) Promptly upon the reasonable request of any Bank at the Company's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise necessary or desirable for the creation and/or perfection of the Liens on all assets (other than real property assets) now owned or hereafter acquired, of the Credit Parties.

         (b) Maintain, install, locate and use the equipment (other than an amount for any 12-month period with an aggregate fair market value of $25,000 or less) included within the Collateral in a manner and in jurisdictions which are consistent with the continued effectiveness and validity of the filing and recordings made in respect thereof under the Security Documents.

         7.10 Security Documents. Upon the creation or acquisition of any Subsidiary of the Credit Parties after the date hereof (i) such Credit Party immediately shall cause each such Subsidiary to execute and deliver a subsidiary guarantee and such other Security Documents as the Agent may require and (ii) such Credit Party immediately shall pledge all of the issued and outstanding capital stock of such Subsidiary pursuant to a pledge agreement.

         7.11 Termination of Merchant Services Agreements. Following notice from HSB or the Company that either is terminating either or both of the Merchant Services Agreements, the Company shall and the Parent shall cause the Company, after such termination, (i) if there is no successor to HSB, to execute and deliver a security agreement and financing statements conveying a first priority security interest to Agent on all of the Company's accounts pledged and/or sold to HSB and (ii) if there is a successor to HSB (which successor shall be subject to the approval of the Banks), to execute and deliver (A) a merchant services agreement (or similar documents) with such successor to HSB and (B) an assignment in the form of the Assignment of the Company;

         7.12 Annual Inventory Valuation. As soon as practicable but in any event within 90 days following the end of each Fiscal Year, the Company shall obtain and deliver to Agent an audit of the Net Recoverable Liquidation Value of Eligible Inventory performed by independent auditors selected by the Agent (the "Annual Inventory Valuation"). The Company shall bear the costs and expenses of the Annual Inventory Valuation up to a maximum of $20,000. If the costs and expenses of the Annual Inventory Valuation exceed $20,000, the excess shall be paid by FANB. In the event the Annual Inventory Valuation reflects a Net Recoverable Liquidation Value which is less than 32% of the cost value of Eligible Inventory no later than six (6) months following the date of such Annual Inventory Valuation, the Company shall obtain and deliver to the Agent, at the Company's sole cost and expense, an updated audit of the Net Recoverable Liquidation Value performed by auditors selected by the Agent (the "Second Inventory Valuation"); and

         7.13 Further Assurances. At any time and from time to time, upon the Agent's request and at the expense of the Company, the Credit Parties will promptly and duly execute and deliver or cause to be executed and delivered any and all further instruments and documents and take such further action as the Agent may reasonably request to effect the purpose of the Security Documents, including (without limitation) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction in order to place on the public records notice of the effect of the Security Documents;

         SECTION 8.  FORMATION OF NEW SUBSIDIARIES.

         Each Bank and the Agent hereby agree to the following notwithstanding anything in the Amended and Restated Credit Agreement or other Basic Documents to the contrary: the Credit Parties may form one or more new Subsidiaries (a "New Subsidiary") and transfer, assign and convey assets into such New Subsidiary; provided, that (i) Agent shall have received a copy of the proposed plan at least thirty (30) business days prior to the effective date of the transactions and has approved same; (ii) the Parent has furnished to the Agent, and the Agent has approved, a pro forma consolidated balance sheet and income statement of the Parent and its Subsidiaries which reflects no adverse financial impact resulting from the transaction, (iii) such New Subsidiary becomes a party to the Amended and Restated Credit Agreement, has executed a guaranty of the Loans, and has executed such documents (including, without limitation, security agreements and financing statements) in order to create in favor of the Agent for the ratable benefit of the Banks, a perfected security interest in the Collateral transferred to such New Subsidiary, (iv) each Bank and Agent shall have received a counterpart of an opinion of counsel to the Company (or the New Subsidiary) in form reasonably satisfactory to Agent and its counsel, (v) such other requirements reasonably requested by the Agent and the Banks, and (vi) the Company has reimbursed the Agent and the Banks for all reasonable expenses incurred by the Agent and the Banks in connection with the foregoing, including reasonable attorneys' fees and expenses.

SECTION 9.        NEGATIVE COVENANTS

         Each of the Credit Parties hereby agrees that, so long as the Commitments remain in effect, any Notes remain outstanding and unpaid, any Letter of Credit remains issued and outstanding or any other amount is owing to the Agent or any Bank hereunder or under any other Basic Document, it shall not, directly or indirectly, and shall not permit any of its Subsidiaries to:

         9.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness in respect of the Loans, the Notes, the Letters of Credit and all other obligations of the Credit Parties under this Amended and Restated Credit Agreement;

         (b) Indebtedness in favor of National Bank of Commerce more particularly described on Schedule 9.1(b) (the "NBC Indebtedness") and certain other Indebtedness outstanding on the Closing Date as listed on Schedule 9.1(b);

         (c) Indebtedness in an aggregate amount equal to the amount by which the Commitments have been permanently reduced pursuant to Section 4.7 of this Amended and Restated Credit Agreement, provided that such Indebtedness shall contain provisions in respect of subordination, amortization, rate of interest and acceleration of the due date of such Indebtedness prior to its stated maturity which, in the sole discretion of the Agent and the Banks, are acceptable in form and substance to the Agent and the Banks;

         (d) Indebtedness as incurred or assumed by the Company (i) in connection with any Financing Lease entered into after the Closing Date, (ii) in connection with any Sale and Leaseback transaction and (iii) as to the Company only, to pay all or any part of the purchase price of property acquired after the Closing Date, not to exceed the purchase price of the property so acquired; provided that the aggregate amount of all such Indebtedness at any one time outstanding as to the Credit Parties (excluding the NBC Indebtedness) shall not exceed (x) $10,000,000 less (y) Indebtedness (excluding the NBC Indebtedness) permitted by subsections 9.1(b) and 9.1(e);

         (e) Indebtedness incurred by the Parent and its Subsidiaries after the Closing Date (i) under unsecured lines of credit with any Person, (ii) under demand and other short-term promissory notes payable to or to the order of any Person and (iii) in connection with any Sale and Leaseback transactions, provided that, except in the case of Inter-Company Indebtedness, the aggregate principal amount (excluding the NBC Indebtedness) shall not exceed (x) $10,000,000 less (y) Indebtedness (excluding the NBC Indebtedness) permitted by subsections 9.1(b) and 9.1(d) hereof, provided further that any Indebtedness incurred pursuant to this Section 9.1(e) after September 25, 1992 may only be incurred by the Company and the Parent; and

         (f) Inter-Company Indebtedness, including without limitation, (i) Indebtedness incurred by any Credit Party (each, a "borrowing Credit Party") under an unsecured loan or advance from any other Credit Party which loan or advance is used by the borrowing Credit party (other than the Parent) to purchase Inventory from the Parent or is used by the Parent to purchase Inventory from any Person and (ii) Indebtedness created by the purchase, sale, lease, license or exchange of property or the rendering of any service by a Credit Party to any other Credit Party, provided such transactions are not otherwise prohibited under the Amended and Restated Credit Agreement and are, in the reasonable judgment of the Board of Directors of the Credit Parties in the ordinary course of business and are upon fair and reasonable terms no less favorable to the Credit Parties than it would obtain in a comparable arms length transaction with a Person not an Affiliate.

         9.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Parent and its Subsidiaries, in accordance with GAAP;

         (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business (i) which are not overdue for a period of more than 60 days or (ii) which are being contested in good faith and by appropriate proceedings;

         (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation, or to secure the performance of statutory obligations, appeal or similar bonds, leases and trade contracts (exclusive of obligations for the payment of borrowed money);

         (d) Liens in favor of the Banks pursuant to the Security Documents;

         (e) Liens securing Indebtedness permitted by subsection 9.1(d), provided that any such Lien shall be confined solely to the item or items of property acquired with the proceeds of such Indebtedness or which is or are the subject of a Financing Lease permitted by said subsection;

         (f) Liens on property of any Credit Party created solely for the purpose of securing Indebtedness permitted by subsection 9.1(d), incurred to finance or refinance the purchase price of property; provided that no such Lien shall extend to or cover other property of any Credit Party other than the respective property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property;

         (g) Liens in existence on the Closing  Date,  which Liens are listed on
Schedule 9.2(g);

         (h) rights of setoff in favor of banks arising in the ordinary course of business of the Credit Parties;

         (i) any Lien constituting a renewal or continuation of any Lien permitted by this subsection 9.2, but only, in the case of each such renewal or continuation, to the extent that the principal amount of Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness so secured at the time of the renewal or continuation, and that such Lien is limited to all or a part of the property that secured the Lien renewed or continued; and

         (j) other Liens incidental to the conduct of its business or the ownership of the property which are not incurred in connection with borrowed money and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business and which, in any event, do not secure obligations in excess of $75,000.

         9.3 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation, except Contingent Obligations in existence on the Closing Date and listed on Schedule 9.3, but in no event to include any extensions or renewals thereof.

         9.4 Prohibition on Fundamental Changes. Except for mergers or consolidations of Subsidiaries with other Subsidiaries, enter into any transaction of acquisition or merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any material change in the present method of conducting business or engage in any type of business other than of the same general type now conducted by the Credit Parties.

         9.5  Prohibition  on Sale  of  Assets.  Convey,  sell,  lease,  assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, tax benefits, receivables and leasehold interests), whether now owned or hereafter acquired, except (a) the sale or other disposition of any tangible property that, in its reasonable judgment, has become uneconomic, obsolete or worn out, and which is disposed of in the ordinary course of business, (b) the sale of inventory in the ordinary course of business, (c) the sale or other disposition of any property in connection with the permanent closing of any Store, (d) the sale or other disposition of assets in one or a series of related transactions, other than Inventory , sold in arms length transactions for a fair market price, provided that any Net Proceeds of each such sale or related sales described in this paragraph which exceed $250,000 and any Net Proceeds of the aggregate of such transactions in any twelve month period which exceed $250,000 shall be utilized (excluding any duplication of any such excess) to prepay any outstanding principal and interest under the Working Capital Loans, on a ratable basis, (e) other sales and dispositions which are approved in writing by the Required Banks, (f) transactions described in Section 8 and (g) transactions with Affiliates or among Credit Parties permitted under subsection 9.13.

         9.6 Limitation on Investments, Loans and Advances. Make or suffer to exist any advances or loans to, or investments (by way of transfers of property, contributions to capital, acquisitions of stock, securities or evidences of indebtedness or otherwise) in, any other Person, except that:

         (a) the Credit Parties may acquire and hold Cash Equivalents:

         (b) the Company and its Subsidiaries may make advances to its employees for travel, relocation or other purposes or loans to its employees to purchase or carry Parent Common Stock, provided that all such advances or loans are in the ordinary course of business, and further provided that the aggregate outstanding amount of all such advances shall at no time exceed $100,000 and the amount of all of such loans shall at no time exceed $300,000;

         (c) Any Credit Party may make loans and advances to any other Credit Party in amounts necessary for such Credit Party's reasonable operating expenses incurred in the ordinary course of business;

         (d) the Company and the Parent may make investments, provided that, either (i) the aggregate expenditure by the Company and the Parent with respect to all such transactions shall not exceed $2,000,000, or (ii) any such investment shall be made in any Credit Party; and

         (e) the Company may make payments to the Parent with respect to any Fiscal Year pursuant to any tax sharing agreement in a dollar amount equivalent to the tax the Company would pay for such Fiscal Year if it paid tax on a stand-alone basis; provided, however, that no such payments may be made by the Company if (i) the Parent, on a consolidated basis, has no tax liability for such year, or (ii) if a Default or Event of Default occurs under Section 10(a), Section 10(h) or as a result of failure to comply with subsections 9.7 through 9.10.

     9.7 Consolidated Working Capital. Permit Consolidated Working Capital, at any time, to be less than $8,000,000.

         9.8 Consolidated Net Worth. Permit Consolidated Net Worth on the last day of any month to be less than $69,785,974 (the "Minimum Consolidated Net Worth Requirement") through January 31, 1998. Commencing with the 1998 Fiscal Year the Minimum Consolidated Net Worth Requirement shall be adjusted to $69,000,000. Such Minimum Consolidated Net Worth Requirement shall be increased at the end of the 1998 Fiscal Year and at the end of each Fiscal Year thereafter by adding (if applicable) to the preceding Fiscal Year's Minimum Consolidated Net Worth Requirement fifty percent (50%) of Net Income for the preceding Fiscal Year.

         9.9 Capital Expenditures. Permit Capital Expenditures to exceed an aggregate of $5,000,000 (the "Minimum Capital Expenditures Requirement") in the Fiscal Year ending January 31, 1998. The Minimum Capital Expenditures Requirement shall be increased to $8,000,000.00 in the Fiscal Year ending January 30, 1999. The Minimum Capital Expenditures Requirement shall be increased at the end of each Fiscal Year thereafter by adding to the previous Fiscal Year's Minimum Capital Expenditures Requirement an amount equal to a fifty percent (50%) of Net Income for the preceding Fiscal Year.

         9.10 Debt Coverage Ratio. Permit the Debt Coverage Ratio, in each case for the period of four (4) consecutive fiscal quarters ending on the last day of each fiscal quarter (a) commencing with the fiscal quarter ending January 31, 1998, through the fiscal quarter ending October 31, 1998, to be less than 1.20 to 1.0, (b) commencing with the fiscal quarter ending January 30, 1999, through the fiscal quarter ending October 30, 1999, to be less than 1.25 to 1.0 and commencing with the fiscal quarter ending January 29, 2000, and continuing on each fiscal quarter thereafter to be less than 1.30 to 1.0.

         9.11 Entity Documents. Amend its Certificate of Incorporation or its partnership agreement, as in effect on the Closing Date, in any respect without the prior written consent of the Agent and the Banks.

         9.12 Limitation on Dividends. Declare any cash dividends on any shares of any class of stock of the Credit Parties or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock of the Credit Parties, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Credit Parties; except that the Company or the Parent may declare dividends on any class or series of stock of the Company or the Parent, provided that, (i) (A) no Default or Event of Default exists and
(B) the Dividend Ratio for such Fiscal Year exceeds 1.05 to 1.0 or

(ii) dividends paid by the Company to the Parent are used by the Parent to satisfy obligations of the Parent and the Company under the Consulting Agreement and the Noncompetition Agreement.

         9.13 Transactions with Affiliates or Among Credit Parties. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless
(a) such transactions (i) are not otherwise prohibited under this Amended and Restated Credit Agreement and (ii) are, in the reasonable judgment of the Board of Directors of the Credit Parties in the ordinary course of business and are upon fair and reasonable terms no less favorable to the Credit Parties than it would obtain in a comparable arm's length transaction with a Person not an Affiliate, (b) such transactions, including without limitation any purchase, sale, lease, license or exchange of property are between or among Credit Parties in the ordinary course of business, or if such transactions are not in the ordinary course of business, Agent has received ten (10) days' prior written notice and receipt of copies of all of the proposed instruments for the transfer and/or relocation of said assets and has approved such transaction, or (c) any such transaction is a loan to an employee permitted under Section 9.6(b).


SECTION 10.       EVENTS OF DEFAULT

         Upon the occurrence and continuance of any of the following events:

                  (a) The Company shall fail to pay (i) any principal of any Loan, when due in accordance with the terms hereof or of the respective Note or (ii) any interest on any Note or any fee or other amount payable hereunder within five days after any such interest, fee or other amount becomes due; or

                  (b) Any representation or warranty or statement that is material in the reasonable judgment of the Agent and made or deemed made by the Credit Parties in this Amended and Restated Credit Agreement or in any other Basic Document to which it is a party or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Credit Parties, as applicable, shall default in the observance or performance of any covenant or agreement contained in
         Section 9 or subsections 7.9, 7.10 or 7.11; or

                  (d) The Credit Parties, as applicable, shall default in the observance or performance of any other covenant or agreement contained in this Amended and Restated Credit Agreement or any other Basic Document which is not specified in clauses (a) through (c) above or in clause (e) below, and such default shall continue unremedied for a period of 30 days after the Credit Party, as applicable, becomes aware, or should reasonably have become aware, of such default; provided, that, a Credit Party's failure to deliver to the Banks the financial information enumerated in paragraphs (f), (g) or (h) of subsection 7.2 hereof shall not be deemed an Event of Default until 15 days have elapsed from the receipt of a notice of nondelivery from the Agent or any Bank; or

                  (e) Any Security Document shall cease, for any reason, to be in full force and effect or the Credit Parties shall so assert in writing; or any Security Document shall cease to be effective to grant a Lien on the collateral described therein with the priority purported to be created thereby, except in each case as a result of the Agent's gross negligence in failing to retain possession of any Collateral or failure to file any continuation statement with respect to the Collateral; or

                  (f) (i) The Parent shall fail to own and control, of record and beneficially, with power to vote, 100% of the issued and outstanding shares of stock of the Company, RT Co. and PA Co. or (ii) a Change of Control shall occur; or (iii) the Parent and the Company collectively shall fail to own all of the Partnership interests in Intex; or

                  (g) Any Credit Party shall (i) default in any payment of principal of or interest on any Indebtedness (other than Indebtedness hereunder), or in the payment of any matured Contingent Obligation beyond the period of grace (not to exceed 60 days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created, and the aggregate amount of all such payment defaults at any one time outstanding is equal to or in excess of $250,000; or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired); or

                  (h) (i) Any Credit Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Credit Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief of any adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 45 days; or (iii) there shall be commenced against any Credit Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from entry thereof; or (iv) any Credit Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) any Credit Party shall generally not pay its debts as they become due; or

                  (i) (A) Any Person shall engage in any nonexempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the
         Code) involving any Plan, (B) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (E) any Credit Party or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Banks, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through
         (F) above, such event or condition, together with all other such events or conditions, if any, could in the reasonable judgment of the Agent subject any Credit Party to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property, assets or financial or other condition of any Credit Party and their Subsidiaries taken as a whole; or

                  (j) One or more judgments or decrees shall be entered against any Credit Party involving in the aggregate a liability (to the extent not paid or covered by insurance) of more than $250,000 and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

then, and in any such event, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (h) above with respect to any Credit Party, automatically the Commitments shall terminate and the Loans and the Reimbursement Obligations (with accrued interest thereon) and all other amounts owing under this Amended and Restated Credit Agreement and the Notes shall immediately become due and payable, and (b) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice to the Company declare the
Commitments and the Issuing Bank's obligation to open Letters of Credit to be terminated forthwith, whereupon the Commitments and such obligations shall immediately terminate (and the Issuing Bank shall issue no further Letters of Credit hereunder); and (ii) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice of default to the Company, declare the Loans and the Reimbursement Obligations (with accrued interest thereon) and all other amounts owing under this Amended and Restated Credit Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. If all Reimbursement Obligations have become due and payable the

Company shall immediately deposit with the Issuing Bank on behalf of the Banks an amount equal to the aggregate maximum potential Reimbursement Obligations under all issued and unexpired Letters of Credit. The Issuing Bank shall apply such amount to that portion of the Reimbursement Obligations which have become fixed under such Letters of Credit and shall return any remaining balance of such amount to the Company upon the expiration of all such Letters of Credit.
All payments made by the Company under this Section 10 shall be applied in accordance with subsection 4.5. Without limiting the effect of any of the foregoing, upon the occurrence of any Event of Default, the Agent and/or the Banks may exercise any and all remedies and other rights provided pursuant to this Amended and Restated Credit Agreement and the Security Documents. Except as expressly provided above in this Section 10, presentment, demand, protest and all other notices of any kind whatsoever (including, without limitation, notice of intent to accelerate the maturity of any obligations of the Credit Parties hereunder or notice of acceleration of any such obligations) are hereby expressly waived by the Credit Parties.

SECTION 11        MISCELLANEOUS

         11.1 Amendments and Waivers. Neither this Amended and Restated Credit Agreement, the Notes, any other Basic Document nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by the Credit Parties and the Required Banks; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder, or change the amount of any Bank's Commitment, in each case without the consent of the Bank affected thereby, or (b) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Credit Parties of any of its rights and obligations under the Basic Documents or expressly release all or any portion of the Collateral, or increase the aggregate amount of the Commitments, in each case without the written consent of all of the Banks. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Credit Parties, the Banks and all future holders of the Notes. In the case of any waiver, the Credit Parties and the Banks shall be restored to their former positions and rights hereunder and under the outstanding Notes and the other Basic Documents, and any Default or Event of Default waived shall be deemed to be cured; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telegraph, telex or facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid or, in the case of telegraphic notice, when delivered to the telegraph company or, in the case of telex notice, when sent, answer back received, or, in the case of facsimile transmission, when transmission is completed, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holder of a Note:

                  The Credit Parties:         Catherines, Inc.
                                              3742 Lamar Avenue
                                              Memphis, Tennessee 38118
                                              Attention: Chief Financial Officer

                  with a copy to:           Waring Cox, PLC
                                            Morgan Keegan Tower
                                            50 North Front Street, Suite 1300
                                            Memphis, Tennessee 38103-2115
                                            Attention: Sam Chafetz

                  FANB, Agent or            First American National Bank
                  The Issuing Bank:         6000 Poplar Avenue, Suite 300
                                            Memphis, Tennessee 38119
                                            Attention:  Elizabeth A. Stacy

                  with a copy to:           Glankler Brown, PLLC
                                            6000 Poplar, Suite 200
                                            Memphis, Tennessee 38119
                                            Attention:  Lynn A. Gardner or
                                            J. William Pierce, Jr.


                  Hibernia:                 Hibernia National Bank
                                            National Accounts Department
                                            313 Carondelet Street
                                            New Orleans, LA 70161
                                            Attention: Jeffrey E. Peck, V.P.

                  Bank One:                 Bank One, N.A.
                                            40  North  Main   Kettering
                                            Tower,  Third Floor Dayton,
                                            OH 45423  Attention:  Glenn
                                            T. Campbell, V.P.

provided that any notice, request or demand to or upon any Bank pursuant to subsections 2.3, 2.4(c), 4.1, 4.4, 4.7, and 4.11 shall not be effective until received.

         11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Bank, any right, remedy, power or privilege hereunder, or under any other Basic Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided in the other Basic Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.4 Survival of Representations, Warranties and Covenants. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive until the payment in full of all amounts due under or in connection with the Basic Documents.

         11.5 Payment of Expenses and Taxes. The Credit Parties agree (a) to pay or reimburse the Agent for reasonable out-of-pocket costs and expenses incurred by any Bank in connection with the development, preparation and execution of, and any amendment, supplement or modification to, or extension or waiver of this Amended and Restated Credit Agreement, the Basic Documents and any other documents prepared in connection therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel (including local counsel and patent and trademark counsel) to the Agent incurred in connection with the foregoing and in connection with legal advice rendered with respect to this Amended and Restated Credit Agreement, and the Basic Documents, (b) to pay or reimburse the Agent and each Bank for all their respective costs and expenses incurred in connection with, and to pay, indemnify, and hold the Agent, each Bank and their respective officers, directors, employees, agents, Affiliates, attorneys-in-fact and attorneys harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under the Basic Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and of counsel to each of the Banks, (c) to pay, indemnify, and to hold the Agent and each Bank harmless from, any and all broker's fees, recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Amended and Restated Credit Agreement, the Notes, the other Basic Documents and any such other documents, and (d) to pay, indemnify, and hold the Agent, each Bank and their respective officers, directors, employees, agents, attorneys-in-fact, Affiliates and attorneys harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with the making of the Loans, the taking of security interests under the Security Documents or the use of the proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"), provided that the Credit Parties shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the gross negligence or wilful misconduct of the Agent or any Bank, or (ii) legal proceedings commenced against the Agent or any Bank by any security holder or creditor of the Agent or any Bank arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Agent or any Bank by any other Bank or by any Transferee. The Amended and Restated Credit Agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

         11.6 Successors and Assigns; Participations; Purchasing Banks. (a) This Amended and Restated Credit Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Parent, the Banks and the Agent, all future holders of the Notes and their respective successors and assigns, except that the Credit Parties may not assign or transfer any of their rights or obligations under this Amended and Restated Credit Agreement without the prior written consent of each Bank.

         (b) Any Bank may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any participating interest in the Letters of Credit of such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Amended and Restated Credit Agreement to the other parties to this Amended and Restated Credit Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Amended and Restated Credit Agreement and the Credit Parties and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Amended and Restated Credit Agreement. The Credit Parties agree that if amounts outstanding under this Amended and Restated Credit Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Amended and Restated Credit Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Amended and Restated Credit Agreement or any Note; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant. The Company also agrees that each Participant shall be entitled to the benefits of subsections 2.4 (subject to the limitations set forth in the ultimate sentence of paragraph (d) of subsection 2.4), 3.6 and 4.10 with respect to its participation in the Letters of Credit and in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

         (c) Any Bank may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, (i) at any time sell all or any part of its rights and obligations under this Amended and Restated Credit Agreement and the Notes to any Bank or any Affiliate thereof (the "Syndicate Purchasing Banks"), provided that, in the event of a sale of less than all of such rights and obligations, such assigning Bank after any such sale to any other Bank or any Affiliate of such Bank shall retain Commitments and/or Loans and L/C Participating Interests aggregating at least $2,000,000 of the aggregate Commitments (or such lesser amount as the Agent may determine), and, (ii) with the consent of the Company and the Agent (which in each case shall not be unreasonably withheld) sell to one or more additional banks or financial institutions (together with Syndicate Purchasing-Banks, the "Purchasing Banks"), all or any part of its rights and obligations under this Amended and Restated Credit Agreement and the Notes, pursuant to a

Commitment Transfer Supplement, executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Company and the Agent), and delivered to the Agent for its acceptance and recording in the Register (as defined below); provided that (A) each such sale pursuant to clause (ii) of this subsection 11.6(c) shall be in an amount of $2,000,000 of the aggregate Commitments or more and (B) in the event of a sale of less than all of such rights and obligations, such Bank after any such sale shall retain a Commitment and/or Loans aggregating at least $2,000,000 of the aggregate Commitments. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date as defined in the Commitment Transfer Supplement determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent of the interest transferred, as reflected in such Commitment Transfer Supplement, be released from its obligations under this Amended and Restated Credit Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Amended and Restated Credit Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Amended and Restated Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Amended and Restated Credit Agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes amended and restated Notes to the order of such Purchasing Bank in an amount equal to the Commitments assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Bank has retained any Commitments hereunder, amended and restated Notes to the order of the transferor Bank in an amount equal to the Commitments retained by it hereunder. Such amended and restated Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Bank for transfer and replacement shall be returned by the Agent to the Company marked "replaced and cancelable."

         (d) The Agent shall  maintain at its address  referred to in subsection
11.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, the principal amount of any Working Capital Loans and Swingline Loans owing to, and, if such Bank has any Working Capital Commitment, the L/C Participating Interests of, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan or L/C participating Interest recorded therein for all purposes of this Amended and Restated Credit Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Company and the Agent), together with payment to the Agent of a registration and processing fee of $1,000 if the Purchasing Bank is not a Bank prior to the execution of such supplement and $1,000 otherwise, the Agent shall
(i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

         (f) The Banks agree that they will use reasonable efforts to protect the confidentiality of any confidential information concerning the Credit Parties and their Affiliates. Notwithstanding the foregoing, the Credit Parties authorize each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Credit Parties and their Affiliates which has been delivered to such Bank by or on behalf of the Credit Parties pursuant to this Amended and Restated Credit Agreement or which has been delivered to such Bank by or on behalf of the Credit Parties in connection with such Bank's credit evaluation of the Credit Parties and their Affiliates prior to becoming a party to this Amended and Restated Credit Agreement, provided, that any such Transferee or prospective Transferee agrees for itself and its Affiliates to use reasonable efforts to protect the confidentiality of any confidential information supplied by a Bank or the Credit Parties concerning the Credit Parties and their Affiliates.

         (g) If, pursuant to this subsection 11.6, any interest in this Amended and Restated Credit Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans or L/C Participating Interests,
(ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Agent and the Company) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Company) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         (h) The Credit Parties agree to assist the Agent in locating replacement lenders for any Bank that advises the Agent it seeks to sell all or a portion of its Loans and will prepare an information package for delivery to potential replacement lenders. The Credit Parties agree they will be responsible for the contents of the information package and prior to dissemination by the
Agent of the information package, the Credit Parties agree to enter into a letter agreement with the Agent whereby (i) the Credit Parties will give negative assurances that the information package (other than portions thereof provided by the Agent) contains no material untrue statement or omission (other than any such untrue statement or omission subsequently corrected prior to the date of any reliance thereon),
(ii) the Credit Parties will agree to supplement the information package from time to time as necessary until completion of the replacement so that the representation and warranty described in the foregoing clause (i) remains correct and (iii) the Credit Parties will agree to indemnify the Agent in the event it incurs any liability or expense because the representation and warranty described in the foregoing clause (i) is untrue or alleged to be untrue. The Credit Parties will (or, prior to the Closing Date, use their best efforts to) make appropriate officers and representatives of the Credit Parties available to participate in one or more information meetings for potential replacement lenders at such times and places as the Agent shall reasonably request.

         (i) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

         11.7 Adjustments. If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause
(h) of Section 10, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, and such greater proportionate payment or receipt of collateral is not expressly permitted hereunder, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans, or shall provide such other Bank with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

         11.8 Merger. This Amended and Restated Credit Agreement with Schedules and Exhibits, and with the documents, instruments and agreements referred to herein or therein embodies the entire understanding and agreement among the parties hereto and supersedes all prior negotiations, agreements and understandings relating to the subject matter hereof. There exist no other agreements or understandings among the Banks and the Credit Parties or other party, explicit or implied, with respect to the subject matter hereof. Each party acknowledges and agrees that this Amended and Restated Credit Agreement is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties, and that the parties intend the literal words of this Amended and Restated Credit Agreement to govern the transactions described herein, and for all prior negotiations, drafts and other extraneous communications to have no significance or evidenciary effect whatsoever.

         11.9 Effectiveness. The Amended and Restated Credit Agreement shall become effective upon the satisfaction of the conditions precedent enumerated in subsection 5.1 hereof. The parties hereto intend that this Amended and Restated Credit Agreement from and after the Closing Date shall supercede the Prior Credit Agreement and that the relationship of the parties hereto from and after the Closing Date shall be governed by the terms of this Amended and Restaed Credit Agreement. The Notes, from and after the Closing Date, shall evidence all obligations under this Amended and Restated Credit Agreement including without limitation the outstanding balances of the Prior Swingline Note and the Prior Working Capital Notes. The parties hereto expressly agree that the execution, delivery and acceptance by the parties of this Amended and Restated Credit Agreement (and the documents, instruments and certificates referred to herein) are not intended to, do not, and shall not be deemed to constitute a payment, cancellation, satisfaction, discharge, extinguishment, or novation of the indebtedness and obligations evidenced by the Prior Swingline Notes and the Prior Working Capital Notes. Except for the Deeds of Trust which shall have been released by the Banks, the Prior Security Documents shall continue to secure the Loans as set forth in the Security Documents, but the terms of the Security Documents shall govern the rights and obligations of the parties from and after the Closing Date and shall reconfirm and ratify the provisions of the Prior Security Documents relating to such rights and obligations.

         11.10 Governing Law; No Third Party Rights. THIS AMENDED AND RESTATED CREDIT AGREEMENT, THE NOTES IN FAVOR OF THE BANKS AND THE RIGHTS AND DUTIES OF THE PARTIES UNDER THIS AMENDED AND RESTATED CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.

     11.11 Submission to Jurisdiction: Waivers. Each of the Credit Parties hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Amended and Restated Credit Agreement and the other Basic Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Tennessee, the courts of the United States of America for the Western District of Tennessee, and appellate courts from any thereof;

                  (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid to the Credit Party;

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction: and

                  (v) agrees that a final judgment in such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law.

         (b) The Credit Parties, the Agent and the Banks hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Amended and Restated Credit Agreement or any other Basic Document to which it is a party and for any counterclaim herein or therein.

         11.12 Counterparts. This Amended and Restated Credit Agreement may be executed by one or more of the parties to this Amended and Restated Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         11.13 Obligations of Banks Several. No Bank shall be obligated to make the Loans of any other Bank hereunder. The obligation of each Bank to make its Loans hereunder shall be subject to the condition that each other Bank shall have made the Loans to be made by it on such date.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                                CATHERINES, INC.

                                                By:/s/David C. Forell
                                                   ------------------
                                                    David C. Forell
                                                    Executive Vice President

CATHERINES STORES CORPORATION                        CATHERINES PARTNERS, L.P.

                                                 By:      CATHERINES, INC.,
                                                         its general partner

By:/s/David C. Forell                             By:/s/David C. Forell
   ------------------                                ------------------
         David C. Forell                              David C. Forell
         Executive Vice President                     Executive Vice President

 CATHERINES OF CALIFORNIA, INC.           CATHERINES OF PENNSYLVANIA, INC.


By:/s/David C. Forell                      By:/s/David C. Forell
   ------------------                         ------------------
        David C. Forell                          David C. Forell
        Executive Vice President                 Executive Vice President



                                         FIRST AMERICAN NATIONAL BANK

                                         By:/s/Elizabeth A. Stacy
                                            ---------------------
                                         Name: Elizabeth A. Stacy
                                         Title:Vice President



                                         HIBERNIA NATIONAL BANK

                                          By:/s/Christopher B. Pitre
                                             -----------------------
                                          Name:Christopher B. Pitre
                                          Title:Assistant Vice President


                                         BANK ONE, N.A.

                                          By:/s/Glenn Campbell
                                             -----------------
                                          Name:Glenn Campbell
                                          Title:Vice President

         The following exhibits and schedules to the Amended and Restated Credit Agreement have been omitted, and Catherines Stores Corporation will file supplementally any such exhibits or schedules to the Commission upon request:

SCHEDULES

         1.1  Store Locations
         1.2  Swingline Loan Commitment Percentage
           Working Capital Commitment
           Working Capital Commitment Percentage
         4.1(d)  FANB Rate Lending Office
         5.1(n)   Exceptions to UCC Filings
         5.1(o) List of Jurisdictions and Lien Searches 5.1(p) States Without Good Standing Certificates 6.5 Material Litigation 6.7 Imperfect Record Title or Leaseholds 6.13 UCC Filing List 6.15 Subsidiaries of Parent and Company 9.1(b) Permitted Indebtedness 9.2(g) Permitted Liens 9.3 Contingent Obligations

EXHIBITS

   A    First Amended and Restated Assignment and Security Agreement-Intex

   B    First Amended and Restated Assignment and Security Agreement-PA Co

   C    First Amended and Restated Assignment and Security Agreement-RT Co

   D    First Amended and Restated Assignment and Security Agreement-The Company

   E    Borrowing Base Certificate

   F    Commitment Transfer Supplement

   G    First Amended & Restated Security Agreement (Company)

   H    HSB  Purchase Agreement

   I    Second Amended and Restated Guaranty Agreement (Intex)

   J    First Amended and Restated Security Agreement (Intex)

   K    L/C Participation Certificate

   L    Merchant Services Agreements

   M    Second Amended and Restated Guaranty Agreement (PA Co.)

   N    First Amended & Restated Pledge Agreement (PA Co.)

   O    First Amended and Restated Security Agreement (PA Co.)

   P    Second Amended & Restated Guaranty Agreement (Parent)

   Q    First Amended and Restated Pledge Agreement (Parent)

   R    First Amended and Restated Security Agreement (Parent)

   S    Second Amended and Restated Guaranty Agreement (RT Co.)

   T    First Amended and Restated Pledge Agreement (RT Co.)

   U    First Amended and Restated Security Agreement (RT Co.)

   V    First Amended and Restated Swingline Note

   W    Second Amended and Restated Working Capital Note [2.2]

   X    Waring Cox Opinion Letter [5.1(b)]